                                                                    Exhibit 10.9

                                    SUBLEASE

     This Sublease Agreement ("SUBLEASE") is dated as of May 19, 2004, by and between D & K Healthcare Resources Inc., a Delaware corporation ("SUBLANDLORD"), and United States Pharmaceutical Group, L.L.C., a Delaware limited liability company, d/b/a NationsHealth ("SUBTENANT").

                                   WITNESSETH

     WHEREAS, pursuant to the terms of that certain Industrial Lease Agreement (as amended, "LEASE") with a lease commencement date of May 15, 2001, by and between Industrial Property Fund III, L.P., a Georgia limited partnership, as landlord ("LANDLORD"), and Sublandlord as tenant, as amended by that certain First Amendment to Industrial Lease Agreement dated as of December 11, 2001, a copy of which Lease is attached hereto and incorporated herein as EXHIBIT A, Sublandlord leased those certain demised premises ("PREMISES") located at 2955 West Corporate Lakes Boulevard, Weston, Florida, as more particularly described in the Lease; and

     WHEREAS, Sublandlord desires to sublease to Subtenant the entire Premises, and Subtenant desires to sublease the entire Premises from Sublandlord according to the terms and conditions of this Sublease.

     NOW, THEREFORE, in consideration of the foregoing which are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Demise. For and in consideration of the rents, covenants and agreements hereinafter reserved and contained, to be paid and performed by Subtenant, Sublandlord hereby demises and lets unto Subtenant the exclusive use of the entire Premises. The use and occupation by Subtenant of the Premises shall include the use, pursuant to the terms and conditions of the Lease, of all common areas and other common facilities provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, invitees, licensees, visitors and customers including sidewalks, walkways, service roads, parking areas, stairways, corridors, lobbies, loading facilities and other common facilities. In addition, during the term of this Sublease, Subtenant shall be entitled to all of the signage rights of Sublandlord under the Lease, including, without limitation, the right to remove Sublandlord's existing sign and replace the same with Subtenant's sign.

     2. Term. The Term of this Sublease shall commence on the date that this Sublease is accepted and executed by Landlord ("Commencement Date") and shall expire on May 1, 2006.

     3. Rent. For the period commencing on the Commencement Date and ending on July 31, 2004, Subtenant shall be entitled to exclusive use of the Premises without the obligation to pay Sublandlord any base rent, additional rent or other sums under this Sublease. Commencing on August 1, 2004 and continuing throughout the term of this Sublease on the first day of each month thereafter, Subtenant shall pay to Sublandlord the following amount of Base Rent and Additional Rent (collectively, the "Rent") each month during the term of this Sublease:

                     BASE      ADDITIONAL      TOTAL
SUBLEASE PERIOD   RENT/MONTH   RENT/MONTH   RENT/MONTH
---------------   ----------   ----------   ----------
8/01/04-5/01/05   $15,387.42    $1,112.58   $16,500.00
5/01/05-5/01/06   $15,849.04    $1,150.96   $17,000.00

Subtenant shall concurrently herewith pay to Sublandlord the amount of the rent due on August 1, 2004. All Rent and other amounts to be paid by Subtenant hereunder shall be payable without demand, setoff, or deduction at the address set forth herein for notice to Sublandlord or such other place as Sublandlord shall specify in writing to Subtenant. During the term of this Sublease, Subtenant shall be responsible for paying all utilities payable by tenant under the Lease with respect to the Premises.

During the term of this Sublease, Sublandlord shall timely pay all Base Rent, Additional Rent and other sums due the Landlord under the terms of the Lease.

     4. Occupancy; Use of Premises. Commencing on the Commencement Date, Subtenant shall have the exclusive right to use the entire Premises and the Premises shall not be sublet or used by any other party, except as specifically provided herein. The Premises shall be used only for the purposes permitted under the Lease and for no other purpose.

     5. Security Deposit. As security for Subtenant's obligations hereunder, and not as an advance payment of Rent, Subtenant shall concurrently herewith deposit the sum of SIXTEEN THOUSAND DOLLARS ($16,000.00) (the "SECURITY DEPOSIT"). If Subtenant has not breached any covenant of this Sublease, the Security Deposit shall be paid over to Subtenant within five (5) days of the termination or expiration of the term of this Sublease. The Security Deposit may be commingled by Sublandlord with other funds of Sublandlord and Sublandlord shall not be deemed a trustee for such funds. In the event Subtenant breaches (beyond the applicable notice and/or grace period) any of its obligations hereunder, Sublandlord may apply the Security Deposit to remedying any such breach. If Sublandlord so applies the Security Deposit, Subtenant shall within ten (10) says upon written notice thereof, deposit with Sublandlord the amount required to bring the Security Deposit to its full amount. Sublandlord shall not be relieved of any liability for the Security Deposit by reason of any assignment of this Sublease by Sublandlord.

     6. Obligations of Subtenant. This Sublease is, and Subtenant accepts this Sublease, subject and subordinate to all of the terms, covenants, provisions, conditions and agreements contained in the Lease. Subject to the terms of this Sublease, Subtenant covenants and agrees to be bound by all of the terms, conditions, rules, covenants, regulations and agreements contained in the Lease which apply during the term of this

Sublease and to assume all obligations of Sublandlord as tenant under the Lease which apply during the term of this Sublease (except for Sublandlord's obligation to pay Base Rent, Additional Rent or any other charges payable by the tenant under the Lease to the Landlord) and to do no act nor permit any act to be done which would violate any of the provisions of the Lease. In case of any breach thereof by Subtenant, Sublandlord shall have all the rights against the Subtenant as would be available to the Landlord against the Sublandlord under the Lease if such breach were by the Sublandlord as tenant thereunder. Sublandlord shall not execute any amendment or modification of the Lease without Subtenant's prior written consent.

     7. Obligations of Landlord and Sublandlord. It is understood and agreed by Sublandlord and Subtenant that any obligations, work, repairs, and services to be performed, made and furnished by the Landlord in accordance with the Lease, will in fact be performed and furnished by the Landlord and not by the Sublandlord except as expressly stated herein to the contrary. Sublandlord shall in no event be liable to Subtenant nor shall Subtenant's obligations hereunder be limited or the performance thereof be excused because of any failure or delay on the Landlord's part in performing any such obligations, furnishing any such work or services or in making any repairs, unless such failure is caused by the acts or omissions of Sublandlord. If the Landlord shall default in the performance of any of its obligations under the Lease with respect to the Premises, and if Subtenant shall give Sublandlord notice of such default, Sublandlord agrees to cooperate and use reasonable efforts to cause the Landlord to correct and remedy such default. Subtenant shall have no authority to make any agreement with Landlord with regard to modifying the Premises, this Sublease or the Lease without Sublandlord's prior written consent which will not be unreasonably withheld or delayed.

     8. Covenants of Sublandlord and Subtenant. Subtenant covenants and agrees that Subtenant will not do anything in or with respect to the Premises, or omit to do anything which Subtenant is obliged to do under the terms of this Sublease, which would constitute a default under the Lease or would cause the Lease or the rights of the Sublandlord as tenant under the Lease to be canceled, terminated or forfeited or would make Sublandlord liable for any damages, claims or penalties, Subtenant covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any actual liability, loss, damage, suit, penalty, claims and demand of every kind and nature (including, without limitation, reasonable attorneys' fees) arising out of, by reason of, or resulting from (a) Subtenant's failure so to perform or observe any of the terms and conditions of this Sublease, or (b) Subtenant's use, occupancy or management of the Premises, or any business conducted therein, or (c) any work or thing whatsoever done, or any condition created by, or any other act or omission of Subtenant, its successors or subtenants, or their respective employees, agents, contractors, visitors, or licensees, in or about the Premises; provided, however, that Subtenant shall not indemnify Sublandlord with respect to any liability or claim which results from the acts or omissions of Sublandlord.

     Sublandlord covenants and agrees that Sublandlord will not do anything in or with respect to the Premises or omit to do anything which Sublandlord is obliged to do which would constitute a default under the Lease or would cause the Lease or the rights of Sublandlord as tenant under the Lease to be canceled, terminated, or forfeited or would make Subtenant liable for any damages, claims or penalties, Sublandlord covenants and agrees to indemnify Subtenant against and hold Subtenant harmless from any actual liability, loss, damage, suit, penalty, claims and demand of every kind and nature (including, without limitation, reasonable attorneys' fees) arising out of, by reason of, or resulting from (a) Sublandlord's failure so to perform or observe any of the terms and conditions of this Sublease, or (b) Sublandlord's use, occupancy or management of the Premises, or any business conducted therein, or (c) any work or thing whatsoever done, or any condition created by, or any other act or omission of Sublandlord, its successors or subtenants, or their respective employees, agents, contractors, visitors, or licensees, in or about the Premises; provided, however, that Sublandlord shall not indemnify Subtenant with respect to any liability or claim which results from the acts or omissions of Subtenant.

     9. Assignment. Subtenant will not assign this Sublease, or sublet, or permit all or part of the Premises to be used by others without the consent of Sublandlord and Landlord. Notwithstanding the foregoing, subject to compliance with the terms of the Lease, Subtenant may permit any of its affiliates to use the Premises during the term of this Sublease without the consent of Sublandlord.

     10. Notice. Any notice, demand, request, consent, approval, or other communication which either party hereto is required or desires to be given to the other shall be in writing and shall be given (a) by public or private express delivery mail (such as Federal Express), or (b) by personal delivery or
(c) by United States Certified Mail, return receipt requested. Any notice, demand, request, consent, approval, or other communication so sent shall be deemed to have been given, as the case may be, upon delivery if by express delivery mail or by personal delivery and upon two (2) business days after the same was so addressed and deposited in the United States Mail as Certified Mail, with postage thereon fully prepaid.

     If to Sublandlord:   D & K Healthcare Resources Inc.
                          8000 Maryland Ave
                          Suite 920
                          St. Louis, Missouri 63105
                          Attn: General Counsel

     If to Subtenant:     United States Pharmaceutical Group, L.L.C.
                          13650 N.W. 8th Street, Suite 109
                          Sunrise, Florida 33325
                          Attn: Robert Gregg

     Copy to:             McDermott, Will & Emery
                          201 South Biscayne Boulevard
                          Suite 2200
                          Miami, Florida 33131
                          Attn: Ira J. Coleman, Esq.

     11. Landlord's Consent. The parties acknowledge and agree that the Lease requires the consent of Landlord to any assignment or sublease by Sublandlord. This Sublease shall not be effective unless and until Landlord has executed and delivered its written consent to this Sublease to Sublandlord. Upon such delivery, Sublandlord shall deliver a copy thereof to Subtenant. This Sublease may be terminated by either Sublandlord or Subtenant if the Landlord's consent has not been executed and delivered by Landlord on or before May 10, 2004, whereupon, any and all sums paid by Subtenant to Sublandlord under this Sublease shall immediately be returned to Subtenant, and thereafter the parties shall have no further liabilities or obligations under this Sublease.

     12. Time Limits.

          (a) Sublandlord and Subtenant agree, in addition to the notices to be given pursuant to the Lease, to provide copies of all such notices to Subtenant at the address set forth in paragraph 10 hereof.

[THE TIME FOR NOTICE UNDER THE LEASE WILL NOT CHANGE-SUBLANDLORD AND SUBTENANT MUST AGREE ON TIMING THAT WILL COMPLY WITH THE LEASE REQUIREMENTS. LANDLORD IS NOT A PARTY TO THIS SUBLEASE AND WILL NOT AMEND THE LEASE THROUGH THIS SUBLEASE.]

          (b) The time limits provided in those portions of the Lease for the giving or making of any notice by the tenant thereunder to Landlord, the holder of any leasehold mortgage or any other party, or for the performance of any act, condition or covenant by the tenant thereunder or for the exercise of any right or remedy by the tenant thereunder, are changed for the purpose of incorporation into this Sublease, by shortening the same in each instance by (i) ten (10) days with respect to all such periods of sixty (60) or more days, (ii) five (5) days with respect to all such periods of thirty (30) or more days but less than sixty (60) days, (iii) three (3) days with respect to all such periods of twenty (20) or more but less than thirty (30) days, and (iv) two (2) days with respect to all such periods of less than twenty (20) days, provided, however, that in no event shall any such period be shortened to less than five (5) days, so that any notice may be given or made, or any act, condition or covenant performed hereunder exercised, by Sublandlord within the time limit relating thereto contained in the Lease.

          (c) The time limits provided in the Lease for the giving or making of any notice by Landlord or the performance of any act, covenant or condition by Landlord for the exercise of any right or remedy by Landlord thereunder are changed for the purposes of incorporation into this Sublease, by lengthening the same in each instance by (i) ten (10) days with respect to all such periods of sixty (60) or more days, (ii) five (5) days with respect to all such periods of thirty (30) or more but less than sixty (60) days, (iii) three (3) days with respect to all such periods of twenty (20) or more but less than thirty (30) days, and (iv) two (2) days with respect to all such periods of less than twenty (20) days, so that any notice may be given or made, or any act, condition or covenant performed hereunder exercised by Landlord within the number of days respectively set forth above, after the time limits relating thereto contained in the Lease.

     13. Sublandlord's Default. Sublandlord shall be in default of this Sublease if (i) Sublandlord is in default under the Lease (beyond any applicable notice and/or grace period), or (ii) Sublandlord fails or refuses to perform any provisions of this Sublease that it is obligated to perform, if the failure to perform is not cured within thirty (30) days after written notice specifying the default has been given by Subtenant to Sublandlord. If the default cannot reasonably be cured within thirty (30) days, Sublandlord shall not be in default of this Sublease if Sublandlord commences to cure the default within the thirty
(30) day period and diligently and in good faith continues to cure the default thereafter. Subtenant, at any time after Sublandlord commits a default which Sublandlord fails to timely cure, can cure the default at Sublandlord's cost or seek to specifically enforce the obligations of Sublandlord; provided, however, that in the event that Subtenant reasonably believes that an emergency repair or replacement is required, regardless of whether or not the failure to immediately make the same would be a default of Sublandlord under this Sublease, Subtenant may, to the extent not otherwise prohibited by the terms and conditions of the Lease, immediately commence to make the repair or replacement in order to avoid damage to persons or property, provided that Subtenant furnishes notice to Sublandlord as soon as reasonably possible thereafter. If Subtenant, at any time, by reason of Sublandlord's default, pays any sum or does any reasonable act that requires the payment of any sum, the sum paid by Subtenant shall be due immediately from Sublandlord to Subtenant upon Sublandlord's receipt of written notice from Subtenant of the amount due. Any and all rights, remedies and options given in this Sublease to Subtenant shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to it under any law now or hereafter in effect.

     14. Estoppel Certificates.

     (a) Subtenant agrees that it will, at any time and from time to time, within fifteen (15) days following written notice by Sublandlord specifying that it is given pursuant to this section, execute, acknowledge and deliver to Sublandlord a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect and stating the modifications), and the date to which the Rent and any other payments due hereunder from Subtenant have been paid in advance, if any. Said certificate shall also state whether or not to the best of knowledge of Subtenant the Sublandlord is in default in performance of any covenant, agreement or condition contained in this Sublease, and if so, specifying each such default of which the Subtenant has knowledge.

     (b) Sublandlord agrees that it will, at any time and from time to time, within fifteen (15) days following written notice by Subtenant specifying that it is given pursuant to this section, execute, acknowledge and deliver to Subtenant a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect and stating the modifications), and the date to which the Rent and any other payments due hereunder from Subtenant have been paid in advance, if any. Said certificate shall also state whether or not to the best of knowledge of Sublandlord the Subtenant is in default in performance of any covenant, agreement or condition contained in this Sublease, and if so, specifying each such default of which the Sublandlord has knowledge.

     15. Sublandlord's Warranties. In order to induce Subtenant to enter into this Sublease, Sublandlord warrants and represents to Subtenant as of the Commencement Date the following: (i) Sublandlord has good and marketable leasehold title to the Premises pursuant to the Lease; (ii) the execution and performance of this Sublease will not result in a breach of or default by Sublandlord under any term or provision of any law, order, writ, decree, contract, agreement or other instrument to which Sublandlord is a party or is subject; (iii) Sublandlord has all requisite power and authority, governmental and otherwise, to execute and perform this Sublease, and this Sublease has been duly authorized, executed and delivered by Sublandlord, constitutes the legal, valid and binding obligation of Sublandlord and is enforceable against Sublandlord in accordance with its terms; and (iv) to the best of Sublandlord's knowledge, as of the Commencement Date, (1) there is not existing any violation of the terms and provisions of the Lease, or any violation of any applicable building code, zoning, fire regulation or any other law or regulation of any municipal, county, state, federal or other applicable governmental authorities, pertaining to the Premises, and (2) the air conditioning and heating, plumbing, and electrical wiring systems within the Premises are in good working condition.

     16. Miscellaneous.

          (a) In the event either party hereto is successful in any suit to enforce any of the covenants and obligations of the other party hereunder, the successful party shall be entitled to recover its litigation costs and attorneys' fees arising out of such litigation incurred at all trial and appellate levels.

          (b) The parties agree that they will, at the request of either party, promptly execute an estoppel certificate stating that there are no defaults hereunder (or listing such defaults), the amount of Rent that has been prepaid (if any), and such other terms as are reasonably requested by the other party,

          (c) Subtenant shall not record this Sublease or a memorandum thereof without Landlord's prior written consent. Subtenant shall executed and deliver a recordable memorandum of this Sublease setting forth the term of the Sublease and any other provisions reasonably requested by Landlord, other than monetary provisions, promptly upon Landlord's written request.

          (d) Sublandlord shall pay and be responsible for all real estate brokerage commissions or other compensation due to U.S. Realty Advisors Inc. in connection with this transaction. Sublandlord and Subtenant represent and warrant to each other that no other broker was involved on their behalf in negotiating or consummating this Sublease. Sublandlord and Subtenant each agree to indemnify and hold the other harmless from and against any and all claims for brokerage commissions arising out of any communications or negotiations by the indemnifying party with any broker regarding the Premises.

          (e) Time is of the essence with respect to all terms and provisions of this Sublease.

          (f) This Sublease contains the entire understanding of the parties relating to the subject matter hereof. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.

          (g) Unless otherwise defined herein, capitalized terms used in this Sublease shall have the meanings provided in the Lease.

          (h) Sublandlord hereby covenants with the Subtenant that upon payment by Subtenant of the Rent, and upon the observance and performance of all the covenants, terms and conditions under this Sublease on Subtenant's part to be observed and performed, Subtenant may occupy and use the Premises without disturbance by the Sublandlord, its successors and assigns, or any party claiming by, through or under the Sublandlord.

          (i) This Sublease, and each and every term, covenant, condition and provision hereof shall be construed, applied and enforced in connection with the laws of the State of Florida, and the parties hereby agree and consent that venue of and for any action, suit, proceeding or arbitration brought concerning or to construe or enforce this Sublease or any provision hereof, shall be in Broward County, Florida.

          (j) The parties agree that all consents which are required for the use and occupancy of the Premises in accordance with the terms of this Sublease and in accordance with all laws, statutes, and ordinances, shall be provided by the parties in order to carry out the terms and the purpose of this Sublease. In all instances in this Sublease where consent of a party is required, such party shall not unreasonably withhold, condition or delay such consent.

          (k) Nothing contained herein nor the acts of the parties shall be deemed or construed to create the relationship of principal and agent, partnership, joint venture, or similar relationship or arrangement, it being understood that the relationship between the parties is solely that of sublessor and sublessee.

          (1) Sublandlord hereby waives any and all rights it may now or hereafter have, whether under applicable Florida law or otherwise, to impose a lien for unpaid rent or any other charges against any of the property of the Subtenant. Sublandlord shall execute any and all further documentation which may be requested by Subtenant to confirm the foregoing.

          (m) Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in Florida. Additional information regarding radon testing may be obtained from your county public health unit.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease effective as of the date and year first above written.

WITNESSES:                              SUBLANDLORD:

                                        D & K HEALTHCARE RESOURCES INC.,
/s/ Patricia Meyer                      A DELAWARE CORPORATION
-------------------------------------
Print Name: Patricia Meyer
                                        By: /s/ BRIAN G. LANDRY
                                            ------------------------------------
/s/ Stephanie N. Josephson              Name: BRIAN G. LANDRY
-------------------------------------   Title: SR. U. P. Operations
Print Name: Stephanie N. Josephson

                                        SUBTENANT:

                                        UNITED STATES
                                        PHARMACEUTICAL GROUP, L.L.C., A
                                        DELAWARE LIMITED LIABILITY COMPANY,
                                        D/B/A NATIONS HEALTH

Print Name: Gregory Couto
                                        By: /s/ Glenn Parker
                                            ------------------------------------
/s/ Gregory Couto                       Name: Glenn Parker
-------------------------------------   Title: CEO
Print Name: Gregory Couto


/s/ Ken Tabris
-------------------------------------
Ken Tabris

                     ACKNOWLEDGEMENT AND CONSENT BY LANDLORD

THE UNDERSIGNED Landlord hereby acknowledges, agrees with and consents to the foregoing Sublease by and between D & K Healthcare Resources Inc., as Sublandlord, and United States Pharmaceutical Group, L.L.C., as Subtenant, dated as of May _____, 2004, on the following terms and conditions:

     1. All initial capitalized terms not otherwise defined in this consent ("Consent") shall have the meanings set forth in the Lease. In the event of any conflict between the terms of the Sublease and the terms of this Consent, the terms of this Consent shall control.

     2. This Consent shall not be effective and the Sublease shall not be valid unless and until (a) a fully executed original of this Consent is delivered to Landlord and (b) a fully executed original of the Sublease is delivered to Landlord, and (c) a fully executed original Estoppel Certificate in the form attached hereto as Exhibit "C" is delivered to Landlord.

     3. The Sublease is and shall be at all times subject and subordinate to (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) any prior mortgage or deed of trust, and (c) all matters of record affecting the Demised Premises and all laws, ordinances and regulations now or hereafter affecting the Demised Premises.

     4. Notwithstanding the Sublease or landlord's consent thereto, Tenant shall remain fully and primarily liable for the payment of Base Rent and all other amounts required to be paid by Tenant under the Lease and for the performance of all other obligations of Tenant under the Lease.

     5. The acceptance of Base Rent or other amounts by Landlord from Subtenant or anyone else liable under the Lease shall not be deemed a waiver by Landlord of any provisions of the Lease.

     6. The execution of this Consent by Landlord shall in no way constitute any representation or warranty whatsoever by Landlord, express or implied, relating to the Lease, the Demised Premises, or any other matter relating to Tenant's or Subtenant's tenancy, including without limitation, the physical condition or square footage of the Demised Premises, and Tenant and Subtenant acknowledge and agree that they are not relying on any such representation or warranty in entering into the Sublease or consummating the transactions contemplated by the Sublease and each of them hereby waives any claim against Landlord with respect to any such matters.

     7. This Consent shall not constitute a consent to any subsequent subletting or assignment and shall not relieve Tenant or any person claiming under or through Tenant of the obligation to obtain the consent of Landlord, pursuant to the Lease, to any future assignment or sublease (including, without limitation any future assignment or sublease of the Sublease),

     8. Landlord may consent to subsequent subletting and assignments of the Lease or the Sublease or any amendments or modifications thereto and shall use its best efforts to notify Tenant or anyone else liable under the Lease, but with no liability for failing to do so, except as set forth in the Lease, and without obtaining their consent such action shall not relieve such persons from liability.

     9. Any act or omission of Subtenant or anyone claiming under or through Subtenant that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Tenant.

     10. In the event of any default of Tenant under the Lease, Landlord may proceed directly against Tenant, my guarantors or anyone else liable under the Lease or the Sublease without first exhausting Landlord's remedies against any other person or entity liable thereon to Landlord.

     11. The Demised Premises shall (subject to all of the covenants and agreements of the Lease) be used solely for the purposes as described in the Lease and for no other use or purpose.

     12. Nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Lease or to waive any breach or default by Tenant in the due keeping, performance or observance thereof,

                               INDUSTRIAL PROPERTY FUND III, L.P.,
                               A GEORGIA LIMITED PARTNERSHIP

                               By: IPF-GP III, LLC, a Delaware limited liability
                                   company, its sole general partner

                                   By: Industrial Properties America-GP, LLC, a
                                       Delaware limited liability company, its
                                       sole member

                                       By: IDI-GP, Inc., a Georgia corporation,
                                           its managing member


                           By: /s/ Timothy J. Gunter                  (SEAL)
                               ------------------------------------
                               Name: Timothy J. Gunter
                               Title: Secretary

                                   Date Accepted and Executed: May
                                   20, 2004

                                    EXHIBIT A

                          (Attach a copy of the Lease)

                                    EXHIBIT A

           [Description of Personal Property from the Loan Agreement]

     Pursuant to that certain Revolving Credit and Security Agreement among UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH and NATIONSHEALTH HOLDINGS, L.L.C. (collectively, "BORROWER") and Lender, as security for the Obligations, Borrower has granted to Lender a continuing first priority security interest in and Lien upon, and pledged to Lender, all of its right, title and interest in and to the following property, together with property of a similar nature which the Borrower owns or in which the Borrower hereafter acquires any right, title or interest (individually and collectively, the "COLLATERAL") (capitalized terms not defined herein shall have the defined meanings provided in the Revolving Credit and Security Agreement):

               (i) all of such Borrower's tangible personal property, including without limitation all present and future Inventory and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;

               (ii) all of such Borrower's intangible personal property, including without limitation all present and future Accounts, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments, Deposit Accounts, Investment Property, Letter-of-Credit Rights, Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

               (iii) all of such Borrower's present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Borrower; provided, however, that Lender shall not have a security interest in any rights under any Government Contract of such Borrower or in the related Government Account where the taking of such security interest is a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31,
Section 203 or Title 41, Section 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law, unless in any case consent is otherwise validly obtained; and

               (iv) any and all additions and accessions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

          Notwithstanding the foregoing, such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any General Intangibles of the Borrower to the extent that (but only to the extent that) (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term "Collateral" shall include, each of the following: (A) any General Intangible which is in the nature of an Account, Receivable or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account, Receivable or right to the payment of money, or goods which are the subject of any Account, Receivables or right to the payment of money, (B) any and all proceeds of any General Intangible that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, such General Intangible as well as any and all proceeds thereof that might theretofor have been excluded from such grant of a security interest and from the term "Collateral."

                           INDUSTRIAL LEASE AGREEMENT

                                     BETWEEN

                       INDUSTRIAL PROPERTY FUND III, L.P

                                   AS LANDLORD

                                       AND

                        D & K HEALTHCARE RESOURCES. INC

                                   AS TENANT

LEASE INDEX

Section   Subject
-------   -------
    1     Basic Lease Provisions
    2     Demised Premises
    3     Term
    4     Base Rent
    5     Security Deposit
    6     Operating Expenses and Additional Rent
    7     Use of Demised Premises
    8     Insurance
    9     Utilities
   10     Maintenance and Repairs
   11     Tenant's Personal Property; Indemnity
   12     Tenant's Fixtures
   13     Signs
   14     Landlord's Lien
   15     Governmental Regulations
   16     Environmental Matters
   17     Construction of Demised Premises
   18     Tenant Alterations and Additions
   19     Services by Landlord
   20     Fire and Other Casually
   21     Condemnation
   22     Tenant's Default
   23     Landlord's Right of Entry
   24     Lender's Rights
   25     Estoppel Certificate and Financial Statement
   26     Landlord's Liability
   27     Notices
   28     Brokers
   29     Assignment and Subleasing
   30     Termination or Expiration
   31     Reserved
   32     Late Payments
   33     Rules and Regulations
   34     Quiet Enjoyment
   35     Miscellaneous
   36     Special Stipulations
   37     Lease Date
   38     Authority
   39     No Offer Until Executed
   40     Radon Disclosure

Exhibit"A" Demised Premises
Exhibit"B" Preliminary Plans and Specifications/Work
Exhibit"C" Special Stipulations
Exhibit"D" Rules and Regulations
Exhibit"E" Certificate of Authority
Exhibit"F" Subordination, Non-Disturbance and Attornment Agreement Exhibit"G" Hazardous Materials Management Plan

                           INDUSTRIAL LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease") is made as of the "Lease Date" (as defined in Section 37 herein) by and between INDUSTRIAL PROPERTY FUND III, L.P., a Georgia limited partnership ("Landlord"), and D & K HEALTHCARE RESOURCES, INC., a __________ corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

                                   WITNESSETH:

     1. Basic Lease Provisions. The following constitute the basic provisions of this Lease:

          (a)  Demised Premises Address: 2955 West Corporate Lakes Boulevard
                                         Weston, Florida 33331

          (b)  Demised Premises Square Footage: approximately 24,140 sq.ft.

          (c)  Building Square Footage: approximately 120,840 sq.ft.

          (d)  Annual Base Rent (exclusive of applicable sales taxes):

               Lease Year 1   $168,980.00
               Lease Year 2   $174,049.40
               Lease Year 3   $179,270.88
               Lease Year 4   $184,649.01
               Lease Year 5   $190,188.48

          (e) Monthly Base Rent Installments (exclusive of applicable sales taxes):

               Lease Year 1   $14,081.67
               Lease Year 2   $14,504.12
               Lease Year 3   $14,939.24
               Lease Year 4   $15,387.42
               Lease Year 5   $15,849.04

          (f)  Lease Commencement Date: May 15, 2001

          (g)  Base Rent Commencement Date: May 15, 2001

          (h)  Expiration Date: May 14, 2006

          (i)  Primary Term: Five (5) years

          (j)  Tenant's Operating Expense Percentage: 20.00%

          (k)  Security Deposit: $14,081.67

          (l)  Permitted Use: Storage and distribution of pharmaceutical products and office and administrative uses reasonably ancillary thereto and other lawful uses consistent with the uses in the Project.

          (m)  Address for notice:

               Landlord:   Industrial Property Fund III, L.P.
                           c/o IDI Services Group, Inc.
                           3424 Peachtree Road, N.E., Suite 1500
                           Atlanta, Georgia 30326
                           Attn: Manager - Lease Administration

               Tenant:     D & K Healthcare Resources, Inc.
                           8000 Maryland Avenue, Suite 920
                           St. Louis, MO 63105

                           Attn: Leonard Benjamin

               with a copy to (only in event of notice of Default to Tenant):

                           Fleet Capital Corporation
                           20800 Swenson Drive, Suite 350
                           Waukesha. Wisconsin 53186
                           Attn: Edward M Bartkowski

          (n) Address for rental payments:

                           Industrial Property Fund III, L.P
                           c/o IDI Services Group Inc
                           P O Box 281472
                           Atlanta. Georgia 30384-1472

          (o) Broker(s): CB Richard Ellis and U S Realty

     2. Demised Premises For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord docs hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the "Demised Premises", as outlined on Exhibit A attached hereto and incorporated herein; approximately 24.140 square feet of space, approximately 2,000 square feet of which is office space, having an address as set forth in Section l(a), located within Building D (the "Building"), which contains a total of approximately 120.840 square feet and is located within Weston Business Center (the "Project"), located in Broward County, Florida.

     3. Term To have and to hold the Demised Premises for a preliminary term (the "Preliminary Term") commencing on the Lease Date and ending on the Lease Commencement Date as set forth in Section 1(f), and a primary term (the
"Primary Term") commencing on the Lease Commencement Date and terminating on the Expiration Date as set forth in Section 1(h), as the Lease Commencement Date and the Expiration Date may be revised pursuant to Section 17 (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the "Term") The term "Lease Year", as used in this Lease, shall mean the 12-month period commencing on the Base Rent Commencement Date, and each 12-month period thereafter during the Term; provided, however that (i) the first Lease Year will include the period between the Lease Commencement Date and the Base Rent Commencement Date, if applicable, and (ii) if the Base Rent Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall include the period between the Base Rent Commencement Date and the end of the calendar month in which the Base Rent Commencement Date occurs and shall extend through the end of the twelfth (12th) full calendar month following the Base Rent Commcncement Date.

     4. Base Rent Tenant shall pay to Landlord at the address set forth in
Section 1(n), as base rent for the Demised Premises, commencing on the Base
Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis (i) for (the period between the Base Rent Commencement Date and the first day of the following calendar month (which pro rata payment shall be due and payable on the Base Rent Commencement Date), and (ii) for the last partial month of the Term, if applicable. No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

     5. Security Deposit Upon Tenant's execution of this Lease, Tenant will pay to Landlord the sum set forth in Section 1(k) (the "Security Deposit") as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. The acceptance by Landlord of the Security Deposit paid by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease. The Security Deposit may be commingled with Landlord's other funds or held by Landlord in a separate interest bearing account, with interest paid to Landlord, as Landlord may elect. In the event that Tenant is in default under this Lease, Landlord may retain the Security Deposit for the payment of any sum due Landlord or which Landlord may expend or be required to expend by reason of Tenant's default or failure to perform; provided, however, that any such retention by Landlord shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being expressly understood and agreed that Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise In the event all or any portion of the Security Deposit is so retained by Landlord, Tenant shall, within five (5) days of demand therefor from Landlord, replenish the Security Deposit to the full amount set forth in Section 1(k). In the event that Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the later of (a) the Expiration Date or (b) the date that Tenant delivers possession of the Demised Premises to Landlord. In the event of a sale of the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser, and upon acceptance by such purchaser, Landlord shall be released from all liability for the return of the Security Deposit. Tenant shall not assign or encumber the money deposited as security, and neither landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

     6. Operating Expenses and Additional Rent

          (a) Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined) "Operating Expenses" shall be defined as all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas driveways, and parking areas associated therewith (collectively, the "Building Common Area") in good order, condition and repair, including but not limited to, utilities for the Building Common Area, expenses associated with the driveways and parking areas (including scaling and restriping, and snow, trash and ice removal), security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, property management fees, all real property taxes and special assessments imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, all costs of insurance paid by Landlord with respect to the Building and the Building Common Area, and costs of improvements to the Building and the Building Common Area required by any law, ordinance or regulation applicable to the Building and the Building Common Area generally which law, ordinance or regulation becomes effective after the Lease Commencement Date (and not because of the particular use of the Building or the Building Common Area by a particular tenant), which cost shall be amortized on a straight line basis over the useful life of such improvement, as reasonably determined by Landlord. Operating Expenses shall not include (i) expenses for the costs of any maintenance and repair required So be performed by Landlord at its own expense under Section (10)(b) or (ii) costs associated with the negotiation of other tenant leases or (iii) any item charged to Tenant elsewhere in the Lease. Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building or the Building Common Area or are incurred with respect to improvements made to comply with laws, ordinances or regulations as described above. The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as "Tenant's Operating Expense Percentage" and set forth in Section 1(j)) Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term Within a reasonable time after the end of each calendar year. Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement. Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease. If the Lease Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant's proportionate share of the Operating Expenses for such calendar year shall be apportioned prorata.

          (b) Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent Tenant's obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date

          (c) If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent. Additional Rent, or such other charge upon which the tax is based, all as set forth herein:

     7 USE OR DEMISED PREMISES

          (a) The Demised Premises shall be used for the Permitted Use set forth in Section 1(1) and for no other purpose.

          (b) Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.

          (c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect so occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of the Building or an adjoining building, its customers, agents, or invitees Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses arc occurring. Tenant agrees to promptly remove or control the same.

          (d) Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only. Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees.

          (e) In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.

     8 INSURANCE

          (a) Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof. Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

               (i) Liability insurance in the Commercial General Liability form (including Broad Farm Property Damage and Contractual Liabilities or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000 00 and to have general aggregate limits of not less than $10,000,000 00 for each policy' year The insurance coverage required under this Section 8{a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and if necessary, the policy shall contain a contractual endorsement to that effect.

               (ii) Insurance covering (A) all of the items included in the leasehold improvements constructed in the Demised Premises by or at the expense of landlord (collectively, the "improvements"), including but not limited to demising walls and the heating, ventilating and air conditioning system and (B) Tenant's trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the Improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of
Section 20.

          (b) All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than "A," and financial size of not less than Class XII, in the most current available "Best's Insurance Reports", and licensed to do business in the state in which the Building is located Each and every such policy:

               (i) shall name Landlord. Lender (as defined in Section 24), and any other party reasonably designated by Landlord, as an additional insured In addition, the coverage described in Section 8(a)(ii)(A) relating to the Improvements shall also name Landlord as "loss payee";

               (ii) shall be delivered to Landlord, in the form of an insurance certificate acceptable to landlord as evidence of such policy, prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as arty such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

               (iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

               (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

          (c) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

          (d) Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder, provided, that such waiver does not invalidate such policies or prohibit recovery thereunder The parties hereto shall cause their respective insurance companies insuring the property of cither Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, us the case may be.

     9 Utlities During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof. To the extent reasonably possible, such utilities shall be separately metered and billed to Tenant, In the event any such utilities are separately metered, Tenant's obligation for payment of such utilities shall commence as of the date of Tenant's actual occupancy of all or any portion of the Demised Premises, including any period of occupancy prior to the Lease Commencement Date, regardless of whether or not Tenant conducts business operations during such period of occupancy. Any utilities which are not separately metered shall be billed to Tenant by Landlord at Landlord's actual cost. In the event Tenant's use of any utility not metered is in excess of the average use by other tenants, Landlord shall have the right to install a meter for such utility, at Tenant's expense, and bill Tenant for Tenant's actual use. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant's next due payment as Additional Rent.

     10 Maintenance and Repairs.

          (a) Tenant shall, at its own cost and expense, maintain in good condition and repair and replace as necessary the interior of the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, floors (including floor slabs), ceilings, storefronts, plato glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fens and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance, repair and replacement as is the obligation of Landlord pursuant to Section 10(b). During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty
(30) days prior to the expiration of the existing service contract Tenant's obligation shall exclude any maintenance, repair and replacement required because of the act or negligence of Landlord, its employees, contractors or agents, which shall be the responsibility of Landlord.

          (b) Landlord shall, at its own cost and expense, maintain in good condition and repair the roof, foundation (beneath the floor slab) and structural frame of the Building Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or any of Tenant's or such subsidiaries' or affiliates' agents, contractors, employees, licensees and invitees (collectively, "Tenant's Affiliates"), the cost of which shall be the responsibility of Tenant.

          (c) Unless the same is caused solely by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any oilier person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

     11 Tenant's Personal Property; Indemnity All of Tenant's personal property in the Demised Premises shall be and remain at Tenant's sole risk Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability For theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except, in the case of personal injury only, to the extent caused by the negligence of Landlord, its agents, employees and contractors. Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, attorneys' fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose from the negligence of Landlord, its agents, employees or contractors. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

     12 Tenant's Fixtures Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided no Event of Default, as defined in Section 22, then exists, provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures.

     13 Signs No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises. Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant's sole cost and expense.

     14 Landlord's Lien Notwithstanding any other provision hereof to the contrary. Tenant does hereby grant to Landlord, and Landlord shall have at all times, a security interest in and a valid first lien upon all of the personal property and trade fixtures of Tenant situated in and upon the Demised Premises to secure the obligations of Tenant for all Base Rent, Additional Rent and other sums to become due hereunder and the performance by Tenant of each and all of Tenant's other covenants and obligations hereunder. The security interest and lien granted herein may be foreclosed in the manner and form provided by law for the foreclosure of chattel mortgages or in any other manner provided or permitted by law.

     15 Governmental Regulations Tenant shall promptly comply throughout the Term, at Tenant's sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, "Governmental Requirements") relating to (a) all or any part of the Demised Premises, and (b) the use or manner of use of the Demised Premises and the Building Common Area. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises Without limiting the foregoing, if as a result of one or more Governmental Requirements it is necessary, from time to time during the Term, to perform an alteration or modification of the Demised Premises or the Building Common Area (a "Code Modification") which is made necessary as a result of the specific use being made by Tenant of the Demised Premises, then such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement and with Section 18 hereof. If as a result of one or more Governmental Requirements it is necessary from time to time during the Term to perform a Code Modification which (i) would be characterized as a capital expenditure under generally accepted accounting principles and (ii) is not made necessary as a result of the specific use being made by Tenant of the Demised Premises (as distinguished from an alteration or modification which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), then (a) Landlord shall have the obligation to perform the Code Modification at its expense, (b) the cost of such Code Modification shall be amortized on a straight-line basis over the useful life of the item in question, as reasonably determined by Landlord, and (c) Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder) for the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof. Tenant shall promptly send to Landlord a copy of any written notice received by Tenant requiring a Code Modification.

     16 Environmental Matters

          (a) For purposes of this lease:

               (i) "Contamination" as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

               (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time.

               (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U S C, 9601 et seq ("CERCLA") and the Resource Conservation and Recovery Act, 42 U S C 6901 et seq ["RCRA"]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

          (b) Landlord represents that, except as revealed to Tenant in writing by Landlord, to Landlord's actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor. to Landlord's actual knowledge, has any predecessor owner of the Demised Premises.

          (c) Tenant covenants that all its activities, and the activities of Tenant's Affiliates (as defined in Section 10(b)). on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws Tenant warrants that it has obtained all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

          (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Project.

          (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant's Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

          (f) Regardless of any consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.

          (g) Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense loss, and liability suffered by Landlord (except to the extent that such expenses, losses, and liabilities arise out of Landlord's own or Landlord's agents' negligence or willful act), by reason of the storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant's Affiliates or by reason of Tenant's breach of any of the provisions of this Section 16 Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building; or the Project; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord; and (v) any and all legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

     17 Construction of Demised Premises

          (a) Within thirty (30) days after the Lease Date, Landlord shall prepare, at Landlord's sole cost and expense, and submit to Tenant a set of plans and specifications and/or construction drawings (collectively, the "Plans and Specifications") based on the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit B attached hereto and incorporated herein, covering all work to be performed by Landlord in constructing the improvements (as defined in Section 8(a)(ii)) Tenant shall have five (5) business days after receipt of the Plans and Specifications in which to review and to give to Landlord written notice of its approval of the Plans and Specifications or its requested changes to the Plans and Specifications Tenant shall have no right to request any changes to the Plans and Specifications which would materially alter either the Demised Premises or the exterior appearance or basic nature of the Building, as the same are contemplated by the Preliminary Plans If Tenant fails to approve or request changes to the Plans and Specifications by five (5) business days after its receipt thereof, then Tenant shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final If Tenant requests any changes to the Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the Plans and Specifications to Tenant. Tenant may not thereafter disapprove the revised portions of the Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith After Tenant has approved the Plans and Specifications or the Plans and Specifications have otherwise been finalized pursuant to the procedures set forth hercinabove, any subsequent changes to the Plans and Specifications requested by Tenant shall be at Tenant's sole cost and expense and subject to Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed If after the Plans and Specifications have been finalized pursuant to the procedures set forth hereinabove Tenant requests any further changes to the Plans and Specifications and, as a result thereof. Substantial Completion (as hereinafter defined) of the Improvements is delayed, then for purposes of establishing the Lease Commencement Date and any other date tied to the date of Substantial Completion. Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such Tenant delay.

          (b) Landlord shall use reasonable speed and diligence to Substantially Complete the Improvements, at Landlord's sole cost and expense, and have the Demised Premises ready for occupancy on or before the Lease Commencement Date set forth in Section 1(f) If the Demised Premises are not Substantially Complete on that date, such failure to complete shall not in any way affect the obligations of Tenant hereunder except that the Lease Commencement Date, the Base Rent Commencement Date, and the Expiration Date shall be postponed one day for each day Substantial Completion is delayed until the Demised Premises are Substantially Complete, unless the delay is caused by Tenant's failure to approve the Plans and Specifications as set forth in Section 17(a) or by change orders requested by Tenant after approval of the Plans and Specifications No liability whatsoever shall arise or accrue against Landlord by reason of its failure to deliver or afford possession of the Demised Premises, and Tenant hereby releases and discharges Landlord from and of any claims for damage, loss, or injury of every kind whatsoever as if this Lease were never executed.

          (c) Upon Substantial Completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Improvements (the "Punchlist") Landlord shall, within a reasonable time, not to exceed thirty (30) days, after the Punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as is set forth on the Punchlist All construction work performed by Landlord shall be deemed approved by Tenant in all respects except for items of said work which are not completed or do not conform to the Plans and Specifications and which are included on the Punchlist.

          (d) Upon Substantial Completion of the Demised Premises and the creation of the Punchlist, Tenant shall execute and deliver to Landlord a letter of acceptance in which Tenant (i) accepts the Demised Premises subject only to Landlord's completion of Use items listed on the Punchlist and (ii) confirms that the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date remain as set forth in Section 1, or if revised pursuant to the terms hereof, setting forth such dates as so revised.

          (e) Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following the Lease Commencement Date, that (i) the materials and equipment furnished by Landlord's contractors in the completion of the Improvements will be of good quality and new, and (ii) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder. This warranty shall exclude damages of defects caused by Tenant or Tenant's Affiliates, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

          (f) For purposes of this Lease, the term "Substantial Completion" (or any variation thereof) shall mean completion of construction of the Improvements in accordance with the Plans and Specifications, subject only to Punchlist items established pursuant to Section 17(c). which items in the aggregate do not materially interfere with Tenant's use of the Demised Premises, so that Tenant can lawfully occupy and conduct its business at the Demised Premises as established by the delivery by Landlord to Tenant of a certificate of occupancy (or temporary certificate of occupancy or its equivalent) for the Demised Premises issued by the appropriate governmental authority, if a certificate is so required by a governmental authority. In the event Substantial Completion is delayed because of a delay caused by Tenant, then for the purpose of established the Lease Commencement Date and any other date tied to the date of Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such delay.

     18 Tenant Alterations and Additions

          (a) Except for decorative furnishings or fixtures, Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a "Tenant's Change"), without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not to unreasonably withhold) and Lender's prior written consent (if such consent is required) As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord's approval or disapproval, which approval shall not be unreasonably withheld. All Tenant's Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant's Changes. If Landlord at the time of giving its approval to any Tenant's Change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sole cost and expense and at Landlord's option upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant's Change. No Tenant's Change shall be structural in nature or impair the structural strength of the Building or reduce its value. Tenant shall pay the full cost of any Tenant's Change and shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost Except as otherwise provided herein and in Section 12. all Tenant's Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

          (b) To the extent permitted by law, all of Tenant's contracts and subcontracts for such Tenant's Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein other than Tenant's leasehold interest in the Demised Premises, and that all subcontracts let thereunder shall contain the same provision. Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless against all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Tenant shall not permit the Demised Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises. Tenant shall promptly discharge the same; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to landlord within fifteen days after demand such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord's interest in the Demised Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any attorneys' fees, paralegals' fees and any and all costs associated therewith, including litigation through all trial and appellate levels and any costs in posting bond to effect a discharge or release of the lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located, including, but not limited to the Construction Lien Law of the State of Florida, for Demised Premises in the State of Florida. For Demised Premises which are located in the State of Florida, Landlord' hereby advises Tenant that pursuant to the provisions of Chapter 713, Florida Statutes, Tenant has the obligation to advise Tenant's contractors of the existence of this Section of the Lease. If

Tenant fails to so notify Tenant's contractors, it may render Tenant's contract(s) with such contractors voidable at the option of Tenant's contractors.

     19 Services by Landlord Landlord shall be responsible for providing for maintenance of the Building Common Area, and, except as required by Section 10(b) hereof or as otherwise specifically provided for herein, Landlord shall be responsible for no other services whatsoever Tenant, by payment of Tenant's share of the Operating Expenses, shall pay Tenant's pro rata share of the expenses incurred by Landlord hereunder.

     20 Fire and Other Casualty In the event the Demised Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Demised Premises at Landlord's expense, including the Improvements to be insured by Tenant but only to the extent Landlord receives insurance proceeds therefor, including the proceeds from the insurance required to be carried by Tenant on the Improvements. Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days after the date of such damage or two hundred forty
(240) days after the date of such damage in the event such damage is the result of a hurricane; or (ii) destroyed by a casualty which is not covered by Landlord's insurance, or if such casualty is covered by Landlord's insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises, then Landlord shall give written notice to Tenant of such determination (the "Determination Notice") within sixty (60) days of such casualty. Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant's receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, make such repair or restoration of the Demised Premises to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises). Base Rent and Additional Rent shall proportionately abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.

     21 Condemnation

          (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Tenant, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

          (b) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21 (a), Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent based on the actual loss of use of the Demised Premises suffered by Tenant from the taking

          (c) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award.

     22 Tenant's Default

          (a) The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

               (i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than five (5) business days after Landlord gives written notice to Tenant of such failure;

               (ii) if Tenant fails to pay Base Rent or any Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

               (iii) if the Demised Premises become vacant, deserted, or abandoned for more than ten (10) consecutive days or if Tenant fails to take possession of the Demised Premises on the Lease Commencement Date or within thirty (30) days thereafter;

               (iv) if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails to discharge or bond such lien, or post security with Landlord reasonably acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

               (v) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) business days after Landlord gives Tenant written notice of such failure;

               (vi) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

               (vii) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

               (viii) if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or

               (ix) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time

          (b) Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 22):

               (i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

               (ii) Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of
(A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the "Remaining Term"), over (B) the aggregate reasonable rental value of the Demised Premises for the Remaining Term (which excess, if any shall be discounted to present value at the "Treasury Yield" as defined below for the Remaining Term); plus (2) the reasonable out of pocket costs of recovering possession of the Demised Premises and all other expenses reasonably incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (ii)(l) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H 15(519) (presently published by the Board of Governors of the US Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the US Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(I)(B) above, the parties nereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

               (iii) Without terminating this Lease, declare immediately due and payable the sum of the following; (1) the present value (calculated using the "Treasury Yield") of all Base Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), plus (2) the cost of recovering and reletting the Demised Premises and all other expenses incurred by Landlord in connection with Tenant's default, plus (3) any unpaid Base Rent. Additional Rent and other rentals, charges, assessments and other sums owing by Tenant to Landlord under this Lease or in connection with the Demised Premises as of the date this provision is invoked by Landlord, plus (4) interest on all such amounts from the date due at the Interest Rate, and Landlord may immediately proceed to distrain, collect, or bring action for such sum, or may file a proof of claim in any bankruptcy or insolvency proceedings to enforce payment thereof; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Base Rent and Additional Rent payable hereunder throughout the Term, and provided further, however, that upon Landlord receiving such payment. Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Demised Premises during the remainder of the Term (provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (iii)), less all costs, expenses and attorneys' fees of Landlord incurred but not yet reimbursed by Tenant in connection with recovering and reletting the Demised Premises; or

               (iv) Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof. Any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of. Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's negligence. Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant. If any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

               (v) Without terminating this Lease, and with or without notice to Tenant, peaceably enter into and upon the Demised Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

               (vi) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as an Event of Default exists under this Lease; or

               (vii) With or without terminating this Lease, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; or

               (viii) Pursue such other remedies as are available at law or equity

          (c) If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default

          (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

          (e) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

          (f) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

     23 Landlord's Right of Entry Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times for the purposes of inspecting the Demised Premises and Tenant's compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser, mortgagee or tenant thereof.

     24 Lender's Rights

          (a) For purposes of this Lease:

               (i) "Lender" as used herein means the holder of a Mortgage.

               (ii) "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

          (b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

          (c) Tenant shall in confirmation of the subordination set forth in
Section 24(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to Lender any and all instruments requested by either of them to evidence such subordination.

          (d) At any time during the Term, Lender may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage. If requested by Lender, Tenant shall, upon demand, at any time or limes, execute, acknowledge, and deliver to Lender, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

          (e) If Lender (or Lender's nominee, or other purchaser at foreclosure} shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the lease to which

Lender has not consented, (iii) the defaults of any prior landlord under this Lease, or (iv) any offset rights arising out of the defaults of any prior landlord under this Lease Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

          (f) In the event there is a Mortgage at any time during the Term, Landlord shall use reasonable efforts to cause the Lender to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 24.

     25 Estoppel Certificate and Financial Statement

          (a) Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent. Additional Rent and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

          (b) If Landlord desires to finance, refinance, or sell the Building, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

     26 Landlord Liability No owner of the Demised Premises, whether or not named herein, shall have liability hereundcr arising after it ceases to hold title to the Demised Premises. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease In the event Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease. Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Building.

     27 Notices Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iii) delivered by licensed overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section l(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27) If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

     28 Brokers Tenant represents and warrants to Landlord that, except for those parties set forth in Section l(o) (the "Brokers"). Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease Tenant. hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions by parties allegedly acting on Tenant's behalf or retained by Tenant (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

     29 Assignment and Subleasing

          (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold. Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer which requires Landlord's prior written consent. For purposes of this
Section 29, by way of example and not limitation. Landlord shall be deemed.

to have reasonably withheld consent if Landlord determines (i) that the prospective assignee or subtenant is not of a financial strength similar to Tenant as of the Lease Date, (ii) that the prospective assignee or subtenant has a poor business reputation, (iii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project or (iv) that the prospective assignee or subtenant is a current tenant in the Project or is a bona-fide third-party prospective tenant.

          (b) If Tenant desires to assign this Lease or sublet the Demised Premises or any part thereof. Tenant shall give Landlord written notice no later than forty-five (45) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease Landlord shall have a period of thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Sections 11 and 28 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then one half (1/2) of such excess rent and other consideration (after payment of brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (iii) to refuse, in Landlord's reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in the Section 29(a) above), to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (iii) above Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting, and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above, up to a maximum of S1,000 per request Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed.

          (c) No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

     30 Termination or Expiration.

          (a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

          (b) At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

          (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties. Tenant shall be a tenant-at-sufferance at the greater of (i) two hundred percent (200%) of the then current fair market base rental value of the Demised Premises or (ii) two hundred percent (200%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law. In addition to the foregoing, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of Use Demised Premises shall reinstate, continue or extend the Term or Tenant's right of possession.

     31 Reserved.

     32 Late Payments. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid (i) within five (5) days after Tenant's receipt of written notice of such failure to pay on the first occasion during any twelve (12) month period, or (ii) as and when due with respect to any subsequent late payments in any twelve (12) month period, Tenant shall pay an administrative fee (the "Administrative Fee") equal to five percent (5%) of such past due amount, plus interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the "Interest Rate") to defray the additional expenses incurred by Landlord in processing such payment. The Administrative Fee is in addition to, and not in lieu of any of the Landlord's remedies hereunder.

     33 Rules and Regulations. Tenant agrees so abide by the rules and regulations set forth on Exhibit D attached hereto, as well as other rules and regulations reasonably promulgated by Landlord from time to time, so long as such rules and regulations arc uniformly enforced against all tenants of Landlord in the Building.

     34 Quiet Enjoyment. So long as Tenant has not committed an Event of Default hereunder. Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term.

     35 Miscellaneous.

          (a) The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, set-off, counterclaim, defense or deduction whatsoever.

          (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

          (d) TIME IS OF THE ESSENCE OF THIS LEASE.

          (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder. and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

          (f) This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no prior representations, inducements, letters of intent, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. Any future amendment to this Lease must be in writing and signed by the parties hereto. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

          (g) This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

          (h) Under no circumstances shall Tenant have the right to record this Lease or a memorandum thereof.

          (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

          (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

          (k) This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

          (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

     36 Special Stipulations. The Special Stipulations, if any, attached hereto as Exhibit C, are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

     37 Lease Date. For purposes of this lease, the term "Lease Date" shall mean the later date upon which this Lease is signed by landlord and Tenant.

     38 Authority. If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit E. Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

     39 No Offer Until Executed. The submission of this Lease by Landlord to Tenant for examination or consideration does not constitute an offer by Landlord to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Demised Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. Eastern time For fifteen (15) days after the date of execution of this Lease by Tenant and delivery to Landlord.

     40 Radon Disclosure. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over a period of time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written

                                        LANDLORD

Date: Feb 6, 2001

                                        INDUSTRIAL PROPERTY FUND III. L P. a
                                        Georgia limited partnership

                                        By: IPF-GP III, LLC, a Delaware limited
                                            liability company, its sole general
                                            partner

                                            By: Industrial Properties America -
                                                GP. LLC, a Delaware limited
                                                liability company, its sole
                                                member

                                                By: IDI-GP, Inc, a Georgia
                                                    corportion, its managing
                                                    member


/s/ Ramona Dockery                                  By: /s/ TIMOTHY J. GUNTER
--------------------------------------                  ------------------------
Witness (print name): Ramona Dockery                    Name: TIMOTHY J. GUNTER
                                                        Title: SECRETARY


/s/ Mona L. Kenton
--------------------------------------
Witness (print name): Mona L. Kenton


/s/ Ramona Dockery                                  Attest: /s/ GREGORY J. RYAN
--------------------------------------                      --------------------
Witness (print name): Ramona Dockery                Name: GREGORY J. RYAN
                                                    Title: ASSISTANT SECRETARY

/s/ Mona L. Kenton                                  [CORPORATE SEAL]
--------------------------------------
Witness (print name): Mona L. Kenton


                                        TENANT

Date: 2/7/01                            D & K HEALTHCARE RESOURCES. INC , a
                                        Delaware corporation


/s/ Vicki L. Marks                      By: /s/ Martin D. Wilson
--------------------------------------      ------------------------------------
Witness (print Name): Vicki L. Marks        Name: Martin D. Wilson
                                            Title: President & COO


/s/ Michael J. Kurtz
--------------------------------------
Witness (print Name): Michael J. Kurtz


/s/ Vicki L. Marks                      By: /s/ Leonard R. Benjamin
--------------------------------------      ------------------------------------
Witness (print Name): Vicki L. Marks        Name: Leonard R. Benjamin
                                            Title: Secretary


/s/ Michael J. Kurtz                        [CORPORATE SEAL]
--------------------------------------
Witness (print Name): Michael J. Kurtz

STATE OF GEORGIA

COUNTY OF GWINNETT

     BEFORE ME a Notary Public in and for said County, personally appeared Timothy J. Gunter and Greg J. Ryan, known to me to be the person(s) who, as Secretary and Asst. Secretary respectively, of IDI-GP, Inc, a Georgia corporation, the managing member of Industrial Properties America-GP, LLC, a Delaware limited liability company, the sole member of 1PF-GP III. LLC, a Delaware limited liability company, the company which executed the foregoing instrument in its capacity as sole general partner of Landlord, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation, in its capacity as general partner of Landlord, that the same is their free act and deed and they were duly authorized thereunto by the corporation and the partnership.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 6 day of February, 2001.


                                        /s/ Charlotte Patrisson
                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires: 10.06.01

                                                                          (SEAL)

Tenant - Corporation:

STATE OF MISSOURI

COUNTY OF ST. LOUIS

     BEFORE ME, a Notary Public in and for said County, personally appeared Master D. Wilson and Leorwel R. Benjamin known to me to be the person(s) who, as President & COO and Secretary respectively, of D &
K Healthcare Resources, Inc. the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did; so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 1st day of February, 2001.


                                        /s/ Elizabeth J. Byrne
                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires: June 20, 2004

                                                                          (SEAL)

                                    EXHIBIT A

                                DEMISED PREMISES

                                (MAP OF LOCATION)

                                    EXHIBIT B

                   Preliminary Plans and Specifications/Work

                      DEVELOPMENT SUMMARY & SPECIFICATIONS

Developer:                     Industrial Developments International

Site Location:                 Weston Rd. Bldg. D
                               Weston Business Center
                               Weston, FL

Acreage                        7.05 Acres

Proposed Square Footage:       Approx. 24,140 s.f

Building Areas:
   Total Building Foot-Print   120,840 SF
   Building Dimensions:        200'x 600'wide
   Initial Parking             +/- 161 spaces

BUILDING SHELL DESCRIPTION:

Construction:
   Exterior Walls              Site cast concrete tilt wall panels in accordance
                               with Florida Energy Code for a shell building.

   Structure                   Typical joist girder steel frame and deck.
                               Structural steel for equipment not included.

Exterior Shell Finishes:       Painted concrete panels. The rear wall has a
                               smooth finish. Remaining walls have partial form liner and reveals. Walls at office have storefront and architectural columns.

Clear Height:                  24' MINIMUM TO BAR JOISTS AT FIRST COLUMN FROM
                               REAR WALL.

Floor Slab:                    6" thick, 4000 psi concrete reinforced with dowel
                               baskets at all required control and construction joints, Fl = 40, Fl = 32

Roof: Four ply built up roof system Skylights in every other bay as indicated ion shell drawings

Insulation:                    As required by Florida Energy Code for the base
                               shell

                      DEVELOPMENT SUMMARY & SPECIFICATIONS
                                  (CONTINUED)

Sprinkler System               ESFR (Early Suppression Fast Response) sprinkler
                               system.

Smoke Vents/Draft Curtains     Not included. Not necessarily required by code.
                               Must be quantified at design development phase.

Electrical Service:            Landlord to provide house panel.

Lighting:

   Exterior Building           Wall packs and soffit lighting included with the
                               shell. Concrete painted light poles at perimeter of paved streets

Paving & Miscellaneous:
   Light Duty Asphalt          8" limerock base with 3/4" asphalt binder and
                               3/4" topping.

   Heavy Duty Asphalt          12" limerock base with 1-1/4" asphalt binder and
                               3/4" topping.


   Truck Pad                   6" thick, 50' deep, reinforced concrete pad with
                               #3 rebar.

   Curb & Gutter               At all pavement edges.

   Sidewalks                   4" thick, included in main entrance only and
                               Collector sidewalk.

   Truck Court                 A 120' DEEP TRUCK COURT WITH A 50' CONCRETE PAD.

                              INTERIOR IMPROVEMENTS

Proposed Office:               3,000 square feet of office build-out with a
                               $105,000 allowance ($35 PSF)

Warehouse:

   Allowance:                  21,140 SF of warehouse build out with a $126,840
                               allowance. ( $6.00 PSF) In addition, demising wall to be paid out of allowance

Dock-High Doors                six (6) 9' x 10' dock-high loading doors

Clear Height                   24' minimum at joist at first column from staging
                               area

Floor Sealer                   Lapidolith

                                   EXHIBIT C

                              SPECIAL STIPULATIONS

     The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the "Lease"), and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.

1 SNDA Simultaneously with the execution of this Lease, Landlord and Tenant shall execute a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit F.

2 Environmental Matters - Hazardous Materials Management Plan.

          (a) The term "Environmental Laws", as defined in Section 16 of the Lease shall be deemed to include that certain Hazardous Materials Management Plan for Weston Park of Commerce, prepared by Higgins Engineering Inc. dated August 1989 attached hereto as Exhibit G and incorporated herein (the "Plan").

          (b) As of the Lease Date, Tenant does not believe that Tenant's use of the Demised Premises would involve the use, storage or generation of hazardous materials as described in the Plan. If, as of the Lease Date or at any time during the Term, Tenant's use of the Demised Premises involves the use, storage or generation of hazardous materials as described in the Plan, Tenant shall, at Tenant's sole cost and expense, (i) within ten (10) days thereafter, designate a Facility Safety Officer (as described in the Plan) and notify landlord of the name and address of such Facility Safety Officer and (ii) otherwise promptly comply with all applicable provisions of the Plan, including, but not limited to, management activities, design and operating standards and emergency response provisions. Each year, Landlord or the Association (as defined in the Plan) may deliver a questionnaire to Tenant to facilitate reporting requirements under the Plan Within twenty (20) days of delivery of the questionnaire to Tenant, Tenant shall complete and execute the questionnaire and return the questionnaire to Landlord or other party designated by Landlord.

          (c) Landlord shall have the right, at Tenant's sole cost and expense, to conduct such independent auditing, monitoring and reporting to ensure Tenant's compliance with the Plan, as Landlord may deem advisable from time to time. IF possible, all costs and expenses incurred as a result of such independent auditing, monitoring and reporting shall be billed directly to Tenant and Tenant shall promptly pay such costs and expenses. Any costs and expenses incurred as a result of such independent auditing, monitoring and reporting that are not billed directly to Tenant shall be billed to Tenant by Landlord at Landlord's actual cost. In the event any independent auditing, monitoring or reporting is performed to ensure not only Tenant's compliance with the Plan, but any other tenant's compliance with the Plan, the costs and expenses of such independent auditing, monitoring or reporting shall be borne equally by Tenant and such other tenant. Regardless of whether Landlord inspects or audits Tenant's operations, Landlord shall not be liable for Tenant's violation of the Plan and Tenant's indemnity of Landlord in Section 16 of the Lease shall apply to any claim or liability against Landlord arising out of Tenant's failure to comply with the Plan.

3 Landlord does hereby agree to subordinate the lien granted herein, as well as any statutory lien granted to Landlord, to the lien of any institutional lender providing purchase money financing to Tenant that is secured by Tenant's trade fixtures, equipment, inventory or other personal property located at the Demised Premises, all pursuant to a landlord lien subordination agreement in form and substance reasonably satisfactory to Landlord.

4 Construction of Demised Premises.

     (a) Notwithstanding the provisions of Section 17(b) of this Lease, in the event that Landlord is unable to substantially complete the Demised Premises for occupancy by Tenant on or before the date which is one hundred thirty five (135) days after the Lease Commencement Date, as extended by Delay as defined below, Tenant may, at its option and as its sole remedy, terminate this Lease by written notice to Landlord given within thirty (30) days following the expiration of such one hundred eighty (180) day period (provided that Substantial Completion has not occurred prior to Landlord's receipt of said termination notice), and thereafter neither Landlord nor Tenant shall have any further obligation hereunder.

     (b) For purposes of this Lease, "Delay" shall mean delays incurred (i) by reason of Tenant's failure to approve the Plans and Specifications as set forth in Section 17(a) or changes requested by Tenant in the Plans and Specifications after Tenant's approval thereof, or other acts or omissions of Tenant ("Tenant Delay") and (ii) for such additional time as is equal to the time lost by Landlord or Landlord's contractors or suppliers in connection with the performance of Landlord's work and/or the construction of the Building and related improvements not within the control of Landlord due to strikes or other labor troubles, governmental restrictions and limitations, war or other national emergency, non availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or other conditions, delays by utility companies in bringing utility lines to the Demised Premises and other matters not within the reasonable control of Landlord.

5 Assignment and Subleasing. Notwithstanding the provisions of Section 29 of this Lease. Tenant may assign its rights and obligations under this Lease to any entity owning a majority of the outstanding stock of Tenant, or to any entity under common ownership or control with Tenant, or to any entity owned by Tenant, without the prior consent of Landlord, provided that (a) the successor entity shall have a Tangible Net Worth (as hereinafter defined) equal to Tenant's Tangible Net Worth as of the Lease Date, (b) Tenant shall give Landlord prior written notice of such assignment, together with reasonable evidence of the Tangible Net Worth of such successor and (c) such successor shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. For purposes herein, "Tangible Net Worth" is defined as the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities.

                                    EXHIBIT D

                             RULES AND REGULATIONS

These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safely, care and cleanliness of the Building and the preservation of order therein.

     1 The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.

     2 No awnings or other projections shall be attached to the outside walls of the Building.

     3 The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.

     4 No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Demised Premises.

     5 The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

     6 No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

     7 Each tenant must, upon the termination of this tenancy, return to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

     8 Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.

     9 Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the approval of Landlord.

     10 Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord. Trucks and tractor trailers may only be parked at designated areas of the Building. Trucks and tractor trailers shall not block access to the Building.

     11 No tenant shall use any area within the Project for storage purposes other than the interior of the Demised Premises.

                                    EXHIBIT E

                            CERTIFICATE OF AUTHORITY
                                   CORPORATION

     The undersigned, Secretary of D & K Healthcare Resources, Inc. a Delaware corporation ("Tenant"), hereby certifies as follows to Industrial Property Fund III, L.P., a Georgia limited partnership ("Landlord"), in connection with Tenant's proposed lease of premises in Building D, at Weston Business Center, Broward County, Florida (the "Premises"):

     1 Tenant is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business in the State of Florida.

     2 That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature:


Martin D. Wilson   President & COO   /s/ Martin D. Wilson
                                     --------------------
     (name)            (title)            (signature)


----------------   ---------------   --------------------
     (name)            (title)            (signature)


----------------   ---------------   --------------------
     (name)            (title)            (signature)

     3 That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant, at a duly convened meeting held Nov. 9, Illegible.


                                           /s/ Leonard R. Benjamin
                                           -------------------------------------
                                           Secretary

                                                                [CORPORATE SEAL]

                                    EXHIBIT F

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT made this ______________ day of ___________, 2001, among WACHOVIA BANK, N.A., a national banking association chartered pursuant to the laws of the United States of America (hereinafter referred to as ("Lender"), D & K HEALTHCARE RESOURCES, INC., a _____ corporation (hereinafter referred to as "Tenant"), and INDUSTRIAL PROPERTY FUND III, L.P., a Georgia limited partnership (hereinafter referred to as "Landlord")

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant have entered into a certain Industrial Lease Agreement (hereinafter referred to as the "Lease") dated ___________, 2001, relating to the premises described in Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter referred to as the "Premises"); and

     WHEREAS, Lender has made or has committed to make a loan to Landlord in the principal amount of $4,295,389.00 secured by a Mortgage Deed, Assignment and Security Agreement (hereinafter referred to as the "Mortgage") and an assignment of leases and rents from Landlord to Lender covering the Premises; and

     WHEREAS, Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

     1 Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder

     2 Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) Lender will take no action which will interfere with or disturb Tenant's possession or use of the Premises or other rights under the Lease, and
(b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the premises for the remainder of the term of the Lease in accordance with the provisions thereof, provided, however, that Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord except those which arose under the provisions of the Lease out of such landlord's default and accrued after Tenant had notified Lender and given Lender the opportunity to cure same as hereinbelow provided, nor shall Lender be liable for any act or omission of any prior landlord, nor shall Lender be bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord nor shall it be bound by any amendment or modification of the Lease made without its consent

     3 Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease Tenant further covenants and agrees to execute and deliver upon request of Lender, or its assigns, an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.

     4 So long as the Mortgage remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the landlord by Tenant under and pursuant to the terms and provisions of the Lease. At any time before the rights of the landlord shall have been forfeited or adversely affected because of any default of the landlord, or within the time permitted the landlord for curing any default under the Lease as therein provided (but not less than sixty (60) days from the receipt of notice), Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of the landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the landlord.

     5 Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for said loan, and Tenant hereby expressly consents to such assignment. All rental payments under the Lease shall be paid as provided in the Lease until Tenant has been otherwise notified by Lender or Lender's successors and assigns, and thereafter all such payments shall be made in accordance with said notice. The Tenant will not cancel, assign, renew, extend, modify, amend or supplement the Lease without the prior written consent of Lender. Neither Lender nor its successors and assigns assume any liability or obligations whatsoever under the Lease or any extension or renewal thereof either by virtue of its assignment by the Landlord or by any receipt or collection of rents under the Lease Tenant has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of a petition by Tenant's creditors; (iii) had a receiver appointed with respect to its assets; (iv) suffered an attachment or levy of its assets; (v) admitted in writing its inability to pay its debts as they become due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

     6 Landlord and Tenant hereby certify to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect; that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Lease has not been modified or amended except as specified herein, that to the knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder; that the term of the Lease will commence on May 15, 2001 and terminates on May 14, 2006; that Tenant has no options to renew and extend the Lease; that Tenant's security deposit under the Lease is $14,081.67 and has been paid in full and is presently held by the Landlord (if not applicable, please insert "N/A" in the blank), that Tenant shall not look to Lender (or Lender's successors and assigns) for the return of the security deposit except to the extent actually received from Landlord by Lender (or Lender's successors and assigns, respectively); that Tenant has not received any concession, rental or otherwise, which is presently in effect with respect to the Lease, except as specifically set forth in the Lease; that to the best of Landlord's and Tenant's knowledge, there is no other tenant presently occupying or leasing space at the property which is in conflict with any exclusive use provision of the Lease; and that there are no subleases with respect to the Premises.

     7 Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests and responses thereto ("Communications") permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit.

thereof in the United States mail: postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof. Receipt of Communications hereunder shall occur upon actual delivery whether by mail telecopy transmission, messenger, courier service, or otherwise) to an individual party or to an officer or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth hereinbelow, subject to change as provided hereinabove. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided hereinabove.

          Wachovia Bank, N.A.
          191 Peachtree Street NE
          30th Floor, MC 1810
          Atlanta, Georgia 30303
          Attention: Real Estate Finance Division

and, if given to Tenant, must be addressed as follows, subject to change as provided hereinabove.

          D & K Healthcare Resources, Inc.
          8000 Maryland Avenue, Suite 920
          St Louis, MO 63105
          Attn: Leonard Benjamin

and, if given to Landlord, shall be addressed as follows:

          Industrial Property Fund III. L.P.
          c/o IDI Services Group, Inc.
          3424 Peachtree Road, N E
          Suite 1500
          Atlanta, Georgia 30326
          Attn: Manager - Lease Administration

     8 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term "landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written

Signed, sealed and delivered in the      LENDER:
presence of:
                                         WACHOVIA BANK, N.A.


                                         By:
--------------------------------------       -----------------------------------
Unofficial Witness                           Name:
                                             Title:


--------------------------------------                   (BANK SEAL)
Notary Public

Commission Expiration Date:

(NOTARIAL SEAL)

Signed, sealed and delivered in the      TENANT:
presence of:

                                         D & K HEALTHCARE RESOURCES,
                                         INC., a Delaware of corporation


/s/ Vicki L. Marks                       By: /s/ Martin D. Wilson
--------------------------------------       -----------------------------------
Unofficial Witness                           Name:
                                             Title: President & COO


/s/ Elizabeth J. Byrne                             (CORPORATE SEAL)
--------------------------------------
Notary Public

Commission Expiration Date: June 20, 2004

(NOTARIAL SEAL)

(SEAL)

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

Signed, sealed and delivered in the      LANDLORD:
presence of:

                                         INDUSTRIAL PROPERTY FUND III. L.P. a
                                         Georgia limited partnership

                                         By: IPF-GP III, LLC, a Delaware limited
                                             liability company, its sole general
                                             partner

                                             By: Industrial Properties America
                                                 - GP. LLC, a Delaware limited
                                                 liability company, its sole
                                                 member

                                                 By: IDI-GP, Inc., a Georgia
                                                     corporation, its managing
                                                     member


/s/ Ramona Dockery                               By: /s/ Timothy J. Gunter
--------------------------------------               ---------------------------
Unofficial Witness                                   Name: Timothy J. Gunter
                                                     Title: Secretary


/s/ Charlotte Robinson                           Attest: /s/ Gregory J. Ryan
--------------------------------------                   -----------------------
Notary Public                                         Name: Gregory J. Ryan
                                                      Title: Assistant Secretary
Commission Expiration Date: 10-06-01
                                                     [CORPORATE SEAL]
(NOTARIAL SEAL)

(SEAL)

                                   EXHIBIT G

                        (HIGGINS ENGINEERING, INC. LOGO)

                       HAZARDOUS MATERIALS MANAGEMENT PLAN
                                       FOR
                            WESTON PARK OF COMMERCE

                                   Prepared by
                            Higgins Engineering Inc.

                                  August, 1989

                                                                         88-13.2

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Overview                                                                    1
Management Plan                                                             3
I.   Management Activities                                                  3
II.  Design and Operating Standards                                         5
III. Emergency Response                                                     7
IV.  Spill Control and Prevention                                           8
Appendix I - Potential Hazardous Waste Generators                           9
Appendix II - Waste Type Codes                                             15
Appendix III - Effluent Discharge Standards                                17

OVERVIEW

The Weston Park of Commerce project is located in Broward County, Florida in the vicinity of the Arvida Parkway interchange of Interstate 75. It is roughly bounded by Interstate 75 on the east, Indian Trace Boulevard on the north, and Weston Road on the West. The project is within the Weston Development of Regional Impact which is a mixed use development that will incorporate residential, commercial, institutional, and industrial uses. Weston Park of Commerce is part of Increment II of the overall Weston Development of Regional Impact. This Hazardous Materials Management Plan has been prepared for compliance with the Tishman Speyer Increment II Development Order.

Some of the land uses proposed within the Park have the potential to use, store or generate hazardous materials. Possible materials include petroleum products, chemicals, heavy metals, brine, sludge, rinse water, effluent, and waste-water.

Hazardous materials are materials that exhibit one or more of the following characteristics:

     1.   reactivity
     2.   corrosiveness
     3.   explosiveness
     4.   flammability
     5.   toxicity
     6.   infectiousness
     7.   radioactivity

Because the use, storage, generation, or disposal of these materials can create deleterious environmental impacts, their use, storage, or generation will be regulated, and their disposal within the project shall be prohibited. Improper disposal of hazardous materials is illegal and carries penalties outlined in
Section 403.727, Florida Statutes.

This plan is intended as a general guideline of the control measures to be used within Weston Park of Commerce. The plan outlines the approval procedures for the use of hazardous materials, design standards, emergency response, spill control, legal and financial issues and implementation action.

Because Weston Park of Commerce will not be developing the individual parcels, the plan will be made binding on individual users through provisions in the declaration of covenants and restrictions contained in the property owners association instruments. Individual users who fall into a category defined in the uses listed in Appendix I, will be required to adhere to the then current federal, state, and local rules governing the use, storage, generation, or disposal of hazardous materials. Appendix II is a list of for waste type codes associated with the uses (industries) listed in Appendix I.

MANAGEMENT PLAN

I. MANAGEMENT ACTIVITIES

     1. All facilities using, storing, or generating hazardous materials shall designate and train a Facility Safety Officer. The name, qualifications, and both work and emergency phone numbers of the Facility Safety Officer shall be provided to the Weston Park of Commerce Association (hereinafter referred to as the Association).
          The Facility Safety officer may be a qualified employee of the tenant, or a private firm retained to provide such service.

     2. The Facility Safety Officer shall be experienced in the field of hazardous material management (spill control, contamination assessment, remedial action, applicable regulations, etc.,). The duties of the Facility Safety Officer are as follows:

          A. Assume compliance with all applicable regulations and reporting procedures.

          B. Maintaining the proper permits for the use, storage, generation, or disposal of hazardous wastes.

     3. The Facility Safety Officer shall provide the following information on an annual basis to the Association:

          A. Copies of one of the following types of documentation of appropriate hazardous waste disposal:

               (a)  A hazardous waste manifest;

               (b) A bill of lading from a bonded hazardous waste transporter indicating shipment to a licensed hazardous waste facility; or

               (c) A confirmation of receipt of material from a recycler, a waste exchange operation, or other permitted hazardous waste management facility.

          B. A description of any incidents or spills involving hazardous materials, including but not limited to those materials listed in Appendix II;

               a description of the actions taken to clean up and dispose of the spilled material.

     4. All tenants which generate hazardous wastes must contract with a licensed public or private hazardous waste disposal service or processing facility and must provide the Broward County Environmental Quality Control Board (BCEQCB) with copies of the following forms of documentation of proper hazardous waste management practices:

          (a)  a hazardous waste manifest;

          (b) proof of shipment to a permitted hazardous waste management facility; or

          (c) a confirmation of receipt of materials from a recycler or a waste exchange operation.

     5. All tenants which store, processes, uses or manufactures hazardous materials or wastes must obtain a Hazardous Material Facility License from BCEQCB; an operating permit from the Florida Department of Environmental Regulation (FDER); and all other applicable permits or licenses from agencies with jurisdiction.

     6. All tenants must allow reasonable access to applicable facilities for monitoring purposes as requested by BCEQCB, FDER, and Broward County Water Management Division to assure compliance with the Tishman Speyer Increment II Development Order and all applicable laws and regulations.

     7. All tenants are prohibited from generation of hazardous effluent unless adequate facilities are constructed and approved by BCEQCB and FDER. Disposal of hazardous sludge materials generated by effluent pretreatment must be in a manner approved by the U.S. Environmental Protection Agency and FDER.

     8. All tenants must comply with the effluent standards established by the City of Sunrise by agreement with the Indian Trace Community Development District for discharges into the community wastewater collection system. The effluent standards are contained in Appendix III.

II.  DESIGN AND OPERATING STANDARDS

     1. Secondary containment will be required in all facilities where hazardous materials are used, generated, or stored. Secondary containment will provide a capacity of 125 percent of the maximum volume of hazardous materials that will be used, generated, or stored in the facility. All secondary containment facilities shall be constructed with impervious floors and must be approved by FDER, BCEQCB and all other regulatory agencies with jurisdiction.

     2. Floor drains are prohibited in all facilities where hazardous materials are used, stored, or generated,

     3. Facilities that transport hazardous materials shall designate loading areas for such hazardous materials. These loading areas shall be curbed on all sides except the loading dock side. The loading areas shall be equipped with a collection system to contain accidental spills.

     4. Facilities requiring the use of tanks to store hazardous materials will locate such tanks above ground and shall provide secondary containment equal to 125% of the total capacity of the tank(s). The tanks will be fitted with overfilling control systems.

     5.   On site disposal or discharge of hazardous materials is prohibited.

     6. Outside, uncovered or open storage of hazardous materials or hazardous wastes is prohibited.

     7.   All operating permits and licenses shall be maintained on site.

     8. All facilities using, generating or storing hazardous materials shall conduct monthly inventories of the type, amount and condition of the materials used and stored on-site.

     9. All facilities using, storing or generating hazardous materials shall be equipped with both internal and external alarm system that will alert employees and neighbors to emergency conditions.

     10. All facilities using, storing or generating hazardous materials shall train its personnel in the careful and safe usage, generation, and storage of such materials.

          Employees will be familiarized with the potential emergencies associated with the hazardous materials as well as with the response procedures required during emergencies.

     11. Each facility will post all emergency procedures including spill control procedures, first aid procedures, and evacuation plans. These procedures will be posted in all areas where incidents may occur.

     12. On-site cleanup equipment shall include inert materials, metal containers for containment, chemical fire extinguishers, protective clothing, and other items which may be required based on the specific hazardous material being used, stored or generated.

III. EMERGENCY RESPONSE

     All facilities shall prepare site specific Emergency Response Plans which shall incorporate as a minimum the following items:

     1.   Contact Immediately

          (a)   Facility Safety officer
          (b)   Fire, Police, & EMS
          (C)   FDER - West Palm Beach       (407) 964-9668
          (d)   FDER - Tallahassee           (904) 488-1320
          (e)   BCEQCB                       (305) 765-4900
          (f)   Hazardous Waste Contractor

     2.   Response Procedures

          (a) If an emergency occurs, employees shall contact the Facility Safety Officer.

          (b) The Facility Safety Officer shall contact all applicable emergency response agents listed in Item 1. above.

          (c)  If evacuation is required, evacuation will begin immediately.

          (d) If a spill has occurred, the Facility Spill Control Plan shall be implemented immediately.

          (e) If bodily injury occurs, first aid will be administered prior to the arrival of emergency medical service.

 SIC       Waste
Code       Types       Description
----   -------------   ---------------------------------------------------------
                       0115-0783: AGRICULTURE
0115   ABC             Corn
0131   ABC             Cotton
0132   ABC             Tobacco
0133   ABC             Sugar Crops
0161   ABC             Vegetable and Melon Farmers
0171   ABC             Berry Crops
0174   ABC             Citrus Fruit Growers
0181   ABC             Ornamental Floriculture & Nursery Products
0191   ABC             General Farms, primarily Crop
0211   ABC             Beef Cattle Foodlots
0212   ABC             Beef Cattle; except Foodlots (e.g.. Ranches)
0214   ABC             Sheep and Goat Farms
0291   ABC             General Livestock
0711   ABCY            Soil Preparation Services
0721   ABCY            Crop Planting, Cultivation, and Protection
0722   LPWY            Crop Harvesting, Primarily by Machine
0724   Y               Cotton Ginning
0729   AY              General Crop Services
0751   A               Livestock Services, except services for Animal
                          Specialities
0782   A               Lawn and Garden Services
0783   AY              Ornamental Shrub and Tree Services

                       0811-0851: FORESTRY

0811   ABC             Timber Tracts
0821   ABC             Forest Nurseries & Tree Seed Gathering & Extracting
0831   ABCY            Forestry Services

                       1611-1799: CONSTRUCTION

1611   LPXXY           Highway and Street Construction
1622   LPXXY           Bridge, Tunnel, and Elevated Highway Construction
1711   PT              Plumbing, Heating (except Electric) and Air Conditioning
1721   JKLT            Painting, Paper Hanging, and Decorating, Heavy
                          Construction, NEC
1743   LT              Terrazo, Tile, Marble, and Mosiac Work
1752   JKLT            Floor Laying and Other Floorwork, NEC
1761   LT              Roofing and Sheet Metal Work
1793   LT              Glass and Glazing Work
1794   LPWY            Excavating and foundation Work
1799   JKLPWY          Special Trade Contractors

                       2032-3999: Manufacturing Industries

2032                   Canned Specialities
2091                   Canned and Cured Fish and Seafoods
2231   LH              Broad Woven Fabric Mills, Wool
2251   LH              Women's full Length and Knee Hosiery
2252   LH              Hosiery, except Women's full Length & Knee Length
2253   LH              Knit Outerwear Mills
2254   LH              Knit Underwear Mills
2257   LH              Circular Knit Fabric Mills
2258   LH              Warp Knit Fabric Mills
2259   LH              Knitting Mills, NEC
2261   LH              Finishers of Broad Woven Fabrics of Cotton
2262   LH              Finishers of Broad Woven Fabrics, Man-Made Fiber and Silk
2269   LH              Finishers of Broad Woven Fabrics, Man-Made Fiber and Silk
2271   LH              Woven Carpets and Rugs
2272   LH              Tuited Carpets and Rugs
2279   LH              Carpets and Rugs, NEC
2434   JKLT            Wood Kitchen Cabinets
2435   JKLT            Hardwood Vensor and Plywood
2436   JKLT            Softwood Vensor and Plywood
2451   JKLT            Mobile Homes
2452   JKLT            Prefabricated Wood Buildings and Components
2491   H               Wood Preserving
2492   LTY             Particleboard
2511   JKLHT           Wood Household Furniture, except Uphoistered
2514   HLOPQ           Metal Household Furniture
2517   JKLHT           Wood TV and Radio Cabinets
2519   JKLHT           Household Furniture, NEC
2521   JKLHT           Wood Office Furniture
2522   HLHOP           Metal Office Furniture
2541   JKLHT           Wood Partitions and Fixtures
2542   HLHOPQ          Metal Partitions and Fixtures
2611   LHPTY           Pulp Mills
2621   LHPTY           Paper Mills, Except Building Paper Mills
2631   LHPTY           Paperboard Mills
2641   ILP             Paper Coating and Glazing
2643   ILP             Bags, Except Textile Bags
2645   ILP             Dia-Cul Paper and Paperboard and Cardboard
2646   ILP             Pressed and Holded Pulp Goods
2649   ILP             Converted Paper and Paperboard Products, NEC
2651   ILP             Folding Paperboard Boxes
2652   ILP             Set-up Paperboard Boxes
2653   ILP             Corrugated and Solid Fiber Boxes

* Each industry has been identified as a potential generator of hazardous waste on the basis that the industry may generate corrosive, reactive, ignitable, and/or toxic wastes. For example, SIC code 0711, Soil Preparation Services, is a potential generator of toxic pesticide wastes. Each SIC code listed in generator of hazardous waste.

NEC- Not Elsewhere Classified

SIC    Waste
Code   Types        Description
----   ----------   ------------------------------------------------------------
2654   ILPY         Sanitary Food Containers
2655   ILPY         Fiber Cans, Tubes, Drums, and Similar Products
2661   LHPTY        Building Paper and Building Board Hills
2711   HILOPQ       Newspapers: Publishing and Printing
2721   HILOPQ       Periodicals, Publishing and Printing
2731   HILOPQ       Books: Publishing and Printing
2732   HILOPQ       Book Printing
2751   HILOPQ       Commercial Printing, Letterpress and Screen
2752   HILOPQ       Commercial Printing, Lithographic
2753   HILOPQ       Engraving and Plate Printing
2754   HILOPQ       Commercial Printing, Gravure
2761   HILOPQ       Manifold Business Forms
2771   HILOPQ       Greeting Card Publishing
2782   HILOPQ       Blankbooks, Looseleaf Binders, and Devices
2789   HILOPQ       Bookbinding and Related Work
2791   HILOPQ       Typesetting
2812   Y            Alkalies and Chlorine
2816   FOPY         Inorganic Pigments
2819   FOPQRSY      Industrial Inorganic Chemicals, NEC
2821   LMTY         Plastics, Materials, Synthetic Resins, and
                       Non-vulcanizable Elastomers
2822   LMTY         Synthetic Rubber
2823   LMTY         Cellulosic Man-Made Fibers
2824   LMTY         Synthetic Organic Fibers, except Celiulosic
2831                Biological Products
2833                Medicinals and Bolanicals
2834   LP           Pharmaceutical Preparations
2841   FLHTY        Soap and Other Detergents, except Speciality Cleaners
2842   ALHPTY       Speciality Cleaners, Polishes, and Sanitation Preparations
2843   FLHTY        Surgace Active Agents, Finishing Agents, Sulfonated
                       Oils, and Assistants
2844   FLTY         Perfumes, Cosmetics, and Other Toilet Preparations
2851   FGLHPY       Paint and Silled Products
2861   LHPTY        Gum and Wood Chemicals
2865   Y            Cyclic (Coal Tar) Crudes, and Cyclic Intermediates, Dyes, and
                       Organic Pigments (Lakes and Toners)
2869   LHPTY        Industrial Organic Chemicals, NEC
2873                Nitrogenous Fertilizers
2879   ABCLHY       Pesticide and Agricultural Chemicals, NEC
2891                Adhesives and Sealants
2892                Explosives
2893   FGLHP        Printing Ink
2899   LHOPTY       Chemical Preparations
2911   Y            Petroleum Refining
2952   Y            Asphalt Falts and Coatings
2992   Y            Lubricating Oils and Greases
2999   Y            Products of Petroleum and Coal, NEC
3079   JLHY         Miscellaneous Plastic Products
3111   L            Leather Tanning and Finishing
3131   L            Boots and Shoe Cut Stock & Findings
3151   L            Leather Gloves & Hittens
3144   L            Women's Footwear, except Athletic
3161   L            Luggage
3171   L            Women's Handbags & Purses
3172   L            Personal Leather Goods
3199   L            Leather Goods, NEC
3211   FT           Flat Glass
3251   JKL          Brick and Structural Clay Tile
3253   JKL          Ceramic Wall and Floor Tile
3261   JKL          Vitreous China Plumbing Fixtures and Bathroom Accessories
3262   JKL          Vitreous China Table and Kitchen Articles
3263   JKL          Fine Earthenware (Whileware) Table & Kitchen Articles
3264   JKL          Porcelain Electrical Supplies
3269   JKL          Pottery Products, NEC
3291   T            Abrasive Products
3293   LT           Gaskets, Packing and Sealing Devices
3312   Y            Blast Furnaces, Steel Works, and Boiling Mills
3313   Y            Electrometallurgical Products
3315   Y            Steel Wire Drawing and Steel Nails and Spikes
3316   Y            Cold Rolled Steel Sheet, Strip, and Bars
3317   Y            Steel Pipe and Tubes
3321   Y            Gray Iron Foundries
3322   Y            Holieable Iron Foundries
3325   Y            Steel Foundries, NEC
3332   Y            Primary Smelting and Refining of Lead
3333   Y            Primary Smelting and Refining of Zinc
3334   Y            Primary Production of Aluminum
3339   Y            Primary Smelting and Refining of Nonferrous Metals
3341   Y            Secondary Smelting and Refining of Nonferrous Metals
3351   HLHOPQY      Rolling, Drawing and Extruding at Copper
3353   HLHOPQY      Aluminum Sheet, Plate and Foil
3354   HLHOPQY      Aluminum Extruded Products
3355   HLHOPQY      Aluminum Rolling and Drawing, NEC
3356   JLHOPQY      Rolling, Drawing and Extruding of Nonferrous Metal, Except Copper and Aluminum
3357   HLHOPQY      Drawing and Insulating of Nonferrous Wire
3361   Y            Aluminum Foundries (Castings)
3362   Y            Brass, Bronze, Copper and Copper Base Alloy Foundries
3369   Y            Nonferrous Foundries (Castings), NEC
3398   HLHOPQY      Metal Heat Treating
3399   HLHOPQY      Primary Metal Products, NEC
3411   HLHOPQY      Metal Cans
3412   HLHOPQY      Metal Shipping Barrels, Drums, Kags and Palls (Drum Refinishing)
3421   HLHOPQ       Cutlery

NEC- Not Elsewhere Classified

SIC    Waste
Code   Types           Description
----   -------------   ---------------------------------------------------------
3423   HLHOPQY         Hand and Edge Tools, Except Machine Tools and Hand Saws
3425   HLHOPQY         Hand Saws & Saw Blades
3429   HLHOPQY         Hardware, NEC
3431   HLHOPQ          Emomoled Iron and Metal Sanitary Ware
3432   HLHOPQY         Plumbing Fixture Fitting and Trim (Brass Goods)
3433   HLHOPQY         Heating Equipment; except Electric and Warm Air Furnaces
3441   HLHOPQY         Fabricated Structural Metal
3442   HLHOPQY         Metal Doors, Sash, Frames, Moldings and Trims
3443   HLHOPQY         Fabricated Plate Work
3444   HLHOPQY         Sheet Metal Work
3446   HLHOPQY         Architectural and Ornamental Metal Work
3448   HLHOPQY         Prefabricated Metal Buildings and Components
3449   HLHOPQY         Miscellaneous Metal Work
3451   HLHOPQY         Screw Machine Product
3452   HLHOPQY         Bolts, Nuts, Screws, Rivets, and Washers
3462   HLHOPQY         Iron and Steel Forgings
3465   HLHOPQY         Automotive Stampings
3469   HLHOPQY         Metal Stampings, NEC
3471   HLHOPQY         Electroplating, Polishing, Plating, Anodizing and Coining
3479   HLHOPQY         Coating, Engraving, and Allied Services, NEC
3482                   Small Arms Ammunition
3483                   Ammunition, except for Small Arms, NEC
3489                   Ordinance and Accessories, NEC
3511   HLHOPQ          Steam, Gas, and Hydraulic Turbines
3519   HLHOPQY         Internal Combustion Engines, NEC
3523   HLHOPQY         Farm Machinery and Equipment
3524   HLHOPQY         Garden Tractors & Lawn  & Garden Equipment
3531   HLHOPQY         Construction Machinery and Equipment
3532   HLHOPQY         Mining Machinery and Equipment, except Oil Field
3533   HLHOPQY         Oil Field Machinery and Equipment
3535   HLHOP           Conveyors and Conveying Equipment
3537   HLHOPQY         Industrial Trucks, Tractors, Trailers, and Stockers
3541   HLHOPQY         Machine Tools, Metal Cutting
3542   HLHOPQY         Machine Tools, Metal forming
3544   HLHOPQY         Special Dies and Tools, Die Sets, Jogs and Fixtures, and
                          Industrial Holds
3545   HLHOPQY         Machine Tools Accessories & Measuring Devices
3546   HLHOPQY         Power Driven Hand Tools
3549   HLHOPQY         Metal Working Machinery, NEC
3551   HLHOPQY         Food Products Machinery
3552   HLHOPQY         Textile Machinery
3553   HLHOPQY         Woodworking Machinery
3554   HLHOPQY         Paper Industries Machinery
3555   HLHOPQY         Printing Trades Machinery and Equipment
3559   HLHOPQY         Special Industry Machinery, NEC
3561   HLHOPQY         Pumps and Pumping Equipment
3562   HLHOPQY         Ball and Roller Bearings
3563   HLHOPQ          Air and Gas Compressors
3564   HLHOPQ          Blower and Exhaust Fans
3567   HLHOPQY         Industrial Process Furnace & Ovens
3568   HLHOPQY         Mechanical Power Transmission Equipment, NEC
3569   HLHOPQY         General Industrial Machinery and Equipment, NEC
3573   HLHOPQ          Electronic Computing Equipment
3574   HLHOPQ          Calculating & Accounting Machines, Except Electronic
                          Equipment
3579   HLHOPQ          Office Machines, NEC
3582   HLHOPQY         Commercial Laundry, Dry Cleaning, and Pressing Machines
3585   HLHOPQ          Air Conditioning and Warm Air Heating Equipment and
                          Commercial and Industrial Refrigeration Equipment
3586   HLHOPQ          Measuring and Dispensing Pumps
3589   HLHOPQ          Service Industry Machines, NEC
3592   HLHOPQY         Carburetors, Pistons, Piston Rings & Valves
3599   HLHOPQY         Machinery, Except Electrical, NEC
3612   HLHOPQY         Power, Distribution and Specially Transformers
3613   HLHOPW          Switchgear and Switchboard Apparatus
3621   HLHOPQ          Motors and Generators
3622   HLHOPQ          Industrial Controls
3623   HLHOPQ          Welding Apparatus, Electric
3624   HLHOPQ          Carbon & Graphite Products
3629   HLHOPQ          Electrical Industrial Apparatus, NEC
3632   HLHOPQ          Household Refrigerators and Home and Farm Freezers
3634   HLHOPQ          Electric Housewares and Fans
3636   HLHOPQ          Sawing Machines
3639   HLHOPQ          Household Appliances, NEC
3641   HLHOPQ          Electric Lamps
3643   HLHOPQ          Current-Carrying Wire Devices
3645   HLHOPQ          Residential Electric Lighting Fixtures
3646   HLHOPQ          Commercial, Industrial, and Institutional Lighting
                          Fixtures
3647   HLHOPQ          Vehicular Lighting Equipment
3651   HLHOPQ          Radio & Television Receiving Sets
3652   HLHOPQ          Phonograph Records and Pre-recorded Magnetic Tape
3662   HLHOPQ          Radio and Television Transmitting, Signaling, and
                          Detection Equipment and Apparatus
3674   HLHOPQ          Semiconductors and Related Devices
3675   HLHOPQ          Electronic Capacitors
3677   HLHOPQY         Electronic Coils, Transformers, and Other Inductors
3679   HLHOPQ          Electronic Components, NEC
3691   HPQW            Storage Batteries
3692   HPQ             Primary Batteries, Dry and Wet
3711                   Motor Vehicles and Passenger Car Bodies
3714   HLHOPQY         Motor Vehicle Parts and Accessories
3716   HLHOPQ          Motor Homes
3721   HLHOPQ          Aircraft
3724   HLHOPQY         Aircraft Engines and Engine Parts
3728   HLHOPQY         Aircraft Parts and Auxiliary Equipment, NEC

NEC- Not Elsewhere Classified

SIC        Waste
Code       Types       Description
----   -------------   ---------------------------------------------------------
3731   HLHOPQY         Ship Building and Repairing
3732   HLHOPQY         Boat Building and Repairing
3811   HLHOPQ          Engineering, Scientific, Laboratory and Research
                          Instruments
3822   HLHOPQ          Automatic Controls for Regulating Residential and
                          Commercial Environments and Appliances
3823   HLHOPQ          Industrial Instruments for Measuring, Display, and
                          Control of Process Variables, and Related Products
3824   HLHOPQ          Totalizing Fluid Motors and Counting Devices
3825   HLHOPQ          Instruments for Measuring and Testing of Electricity and
                          Electric Signals
3829   HLHOPQ          Measuring and Controlling Devices, NEC
3832   HLHOPQ          Optical Instruments and Lenses
3841   HLHOPQ          Surgical and Medical Instruments and Apparatus
3842   HLHOPQ          Orthopedic, Prosthetic, and Surgical Appliances and
                          Supplies
3843   HLHOPQ          Dental Equipment and Supplies
3851   HLHOPQ          Opthalmic Goods
3861   HLHOPQ          Photographic Equipment and Supplies
3873   HLHOPQ          Watches and Clocks, etc.
3911   HLHOPQT         Jewelry, Precious Metal
3914   HLHOPQT         Silverware, Plated Ware, and Stainless Steel Ware
3915   HJLHOPQ         Jeweler's Findings & Materials & Lapidary Work
3961   HJKLHOPQ        Costume Jewelry and Costume Novelties, except Precious
                          Metals
3964   HJKLHOPQ        Needles, Pins, Hooks and Eyes, and Similar Notions
3993   HIJKLHOPQ       Signs and Advertising Displays
3995   HJKLHOPQ        Burial Caskets
3999   HJKLHOPQTY      Manufacturing Industries

                       4011-4959: TRANSPORTATION AND PUBLIC UTILITIES

4011   JKLTY           Railroads, Line-Haul Operating
4111   LPWY            Local and Suburban Transit
4013   JKLTY           Switching and Terminal Establishments
4119   LPWY            Local Passenger Transportation, NEC
4121   LPWY            Taxicabs
4131   LPWY            Intercity and Rural Highway Passenger Transportation
4151   LPWY            School Buses
4172   Y               Maintenance & Service Facilities for Motor Vehicle
                          Passenger Transportation
4212   JKLPWY          Local Trucking without Storage
4213   JKLPWY          Trucking, Except Local
4214   JKLPWY          Local Trucking with Storage
4231   JKPTY           Trucking Terminal Facilities
4311   JKLPWY          U.S. Postal Service (Vehicle Maintenance Only)
4411   Y               Deep Sea Foreign Transportation
4463                   Marine Cargo Handling
4469   JKLTWY          Water Transportation Services, NEC
4511   Y               Air Transportation, Certificated Carriers
4582   Y               Airports and Flying Fields
4583   LTY             Airport Terminal Services
4612   JKLPTY          Crude Petroleum Pipe Lines
4613   JKLPTY          Refined Petroleum Pipe Lines
4619   JKLPT           Pipe Lines, NEC
4811   LT              Telephone Communication (Wire or Radio)
4832   LT              Radio Broadcasting
4833   LT              Television Broadcasting
4911   Y               Electric Services
4931   Y               Electrical & Other Services
4932   Y               Gas & Other Services
4939   Y               Combination Utilities, NEC
4952   Y               Sewerage Systems
4953   Y               Refuse Systems
4959   ADCY            Sanitary Services, NEC

                       5093-5198: WHOLESALE TRADE

5093   Y               Scrap & Waste Materials, Wholesale
5161   LPTY            Chemicals and Allied Products Wholesale
5191   A               Farm Supplies
5190   JKLT            Paints, Yarnishes, and Supplies

                       5231-5984: RETAIL TRADE

5231   JKLT            Paint, Glass, and Wallpaper Stores
5251   AJKT            Hardware Stores
5271   JKLP            Mobile Home Dealers
5311   AIJKT           Department Stores
5399   AIJKT           Miscellaneous General Merchandise Stores
5511   LPWY            Motor Vehicle Dealers (New & Used)
5521   LPWY            Motor Vehicle Dealers (Used Only)
5531   LPW             Auto & Home Supply Stores
5541   LPWY            Gasoline Service Stations, Retail
5551   LPWY            Boat Dealers
5571   LPWY            Motorcycle Dealers
5599   LPWY            Automotive Dealers, NEC
5722                   Household Appliance Stores, Retail
5962   LT              Automatic Merchandising Machine Operators
5982   Y               Fuel & Ice Dealers
5983   Y               Fuel Oil Dealers
5984   Y               Liquified Petroleum Gas Dealers

                       7215-8081: SERVICES INDUSTRIES

7215   LH              Coin Operated Laundries and Dry Cleaning
7216   LH              Dry Cleaning Plants, Except Rug Cleaning
7217   LH              Carpet and Upholstery
7218   LH              Industrial Launderers
7261   LT              Funeral Services and Crematories
7312   IJKLT           Outdoor Advertising Services

NEC- Not Elsewhere Classified

 SIC       Waste
Code       Types       Description
----   -------------   ---------------------------------------------------------
7319   IJK             Advertising, NEC
7331   IJK             Direct Mail Advertising Services
7332   LOT             Blueprint and Photocopying Services
7333   LOT             Commercial Photography Art, and Graphics
7342   ACH             Disinfecting and Extermination Services
7349   PRT             Cleaning and Maintenance Services to Dwellings and Other
                          Buildings, NEC
7391   LPT             Research and Development Laboratories
7393   OPQRST          Photofinishing Laboratories
7397   LPT             Commercial Testing Laboratories
7399                   Fire Extinguisher Charging Services
7512   LPWY            Passenger Car Rental and Leasing, without Drivers
7513   LPWY            Truck Rental and Leasing, without drivers
7519   LPW             Utility Trailer and Recreational Vehicle Rental
7531   LPW             Top and Body Repair Shops, Automotive
7534   LPW             Tire Retreading and Repair Shops, Automotive
7535   LPW             Paint Shops, Automotive
7538   LPWY            General Automotive Repair Shops
7539   LPWY            Automotive Repair Shops, NEC
7622   LPT             Radio & Television Repair Shops
7623   LPT             Refrigeration & Air Conditioning Service & Repair Shops
7629   LPT             Electrical & Electronic Repair Shops, NEC
7631   LT              Watch, Clock, and Jewelry Repair
7641   JKLT            Roupholstery and Furniture Repair
7692   LPW             Welding Repair
7694   LT              Armature Rewinding Shops
7699   LT              Repair Shops and Related Services, NEC (including
                          Taxidermists)
7819   LOT             Services Allied to Motion Picture Production
7922   JKLT            Theatrical Producers (except Motion Pictures) and
                          Miscellaneous Theatrical Services
7992   ABC             Public Golf Courses
7993   LPT             Coin-Operated Amusement Devices
7996   JKLPT           Amusement Parks
7999   AJK             Amusement and Recreation Services, NEC
8062   LPT             General Medical and Surgical Hospitals
8069   LPT             Specialty Hospitals, except Psychiatric
8071   LPT             Medical Laboratories
8072   LPT             Dental Laboratories
8081   LPT             Outpatient Care Facilities

                       8211-8331: EDUCATIONAL SERVICES

8211   JKLPT           Elecmentary and Secondary Schools
8221   JKLPT           Colleges, Universities, Professional Schools, and Junior
                          Colleges
8249   JKLPTY          Vocational Schools, except Vocational High Schools, NEC
8299   JKLPT           Schools and Educational Services, NEC
8331   JKLT            Job Training and Vocational Rehabilitation Services

                       8411-8999: MISCELLANEOUS

8411   JKLPT           Museums and Art Galleries
8421   ABC             Arborets, Botanical and Zoological Gardens
8922   LPT             Noncommercial Educational, Scientific, and Research
                          Organizations'
8999   JK              Services, NEC

NEC- Not Elsewhere Classified

                                   Appendix II
                                Waste Type Codes

CODE FOR WASTE TYPES COMMONLY ASSOCIATED WITH EACH SIC INDUSTRY

A    Waste pesticides

B    Washing and rinsing solutions containing pesticides

C    Empty pesticide containers

D    Spent toxaphene solutions or sludges from dipping

E    Spent pesticide solutions or sludges other than toxaphene from dipping

F    Dust containing heavy metals

G    Washings and rinsing solutions containing heavy metals

H    Wastewater treatment sludges containing heavy metals

I    Waste Ink

J Ignitable paint wastes containing flammable solvents (flash point less than 140 degrees F)

K Liquid paint wastes containing heavy metals (cadmium, chromium, mercury or lead)

L    Spent solvents

M    Still bottoms from the distillation of solvents

N    Filtration residues from dry cleaning operations

O    Cyanida wastes

P    Strongly acidic or alkaline wastes

Q    Spent plating wastes

R    Waste ammonia

S    Photographic wastes

T    Ignitable wastes (flash point less than 140 degrees F)

U    Wastewater sludges containing pentachlorophenol, creosote, or arsenic

V    Waste formaldehyde

W    Lead-acid batteries

X    Waste explosives

Y    Waste oil

Z Other Ignitable, corrosive, reactive and EP toxic, as these waste types are defined in 40 CFR 261.21, 261.22, 261.23 and 261.24.

                                  Appendix III
                          Effluent Discharge Standards

                              DISCHARGE PROVISIONS

Except as hereinafter provided, DISTRICT shall not discharge or cause to be discharged any of the following described waters or wastes into the CITY facility. All of the quality limitations enumerated below apply to concentrations or other physical characteristics obtained by analysis by CITY of a composite sample of the waste collected for a twenty-four (24) hour period proportioned to flow, which sample will be split with DISTRICT upon written request. Such analysis shall be made in accordance with the latest edition of "Standard Methods for the Examination of Water and Waste-water," prepared and published jointly by the American Public Health Association, the American Water Works Association and the Water Pollution Control Federation.

1.) Any water or wastes containing more than two thousand (2,000) parts per million by weight (2.00mg per liter) of dissolved solids or more than six hundred (600) parts per million (600mg per liter) of chlorides or a hydrogen sulfide content of more than five (5) parts per million (5mg per liter).

2.)  Any liquid or vapor having a temperature higher than one hundred fifty
     (150) degrees Fahrenheit.

3.) Any water or wastes containing fat, oil, grease or any oily substance, singly or in combination, exceeding on analysis an average of one hundred
     (100) parts per million.

4.) Any waters or wastes having a pH lower than 5.0 or higher than 9.5 or having any other corrosive property capable of causing damage or hazard to structures, equipment or, personnel of CITY.

5.) Any gasoline, benzene, naptha, fuel oil or other flammable or explosive liquid, solid or gas.

6.) Any noxious or malodorous gas or substance which, either singly or by interaction with other wastes, is creating a public nuisance or hazard to life or of preventing entry into sewers for maintenance and repairs, decomposition products of domestic sewage expected.

7.) Any solid or viscous substance capable of causing obstruction to the flow in sewers or interference with the proper operation of the CITY Wastewater Treatment facilities.

8.) Any waters or wastes containing toxic or poisonous substances in sufficient quantity to injure or interfere with any sewage treatment process or constitute a hazard to any structures or appurtenances of the CITY facility, humans or animals, or create any hazard in the receiving waters of sewage treatment plant effluent. For the substances listed, the maximum limits shall not be exceeded

Materia1 or                           Maximum
Characteristic                   Allowable  Value
------------------------------   ----------------
Arsenic                               0.05 mg/1
Boron                                 1.00 mg/l
Cadmium                               0.10 mg/1
Chromium, total                       1.00 mg/1
Chromium, hexavalent                  0.50 ppa
Copper                                1.00 mg/1
Cyanides/ates                         0.10 mg/1
Iron                                 l0.00 mg/1
Lead                                  0.10 mg/1
Mercury                               0.01 mg/1
Nickel                                0.10 mg/l
Phenols                               0.20 mg/1
Silver                                0.10 mg/1
Zinc                                  2.00 mg/1
Bods                                400.00 mg/1

Materia1 or                           Maximum
Characteristic                   Allowable  Value
--------------                   ----------------
Suspended Solide                    100.00 mg/1

(-) Toxic Radioactive Isotopes        0.00 ppa

(-) Without a special permit which, when issued, shall be made a part hereof and attached hereto.

     The above maximum allowable values, may, from time to time, be revised by federal, state or local regulatory agencies, in which case DISTRICT agrees not to exceed such revised maximum limits.

9.) Water or waste discharged by DISTRICT which, after treatment by CITY, would exceed federal, state or local quality requirements, unless such discharge is allowed by duly issued operating permit. This provision assumes that CITY'S treatment plant will be operating within its approved design capability.